ASTEC INDUSTRIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 28, 2011

TO THE SHAREHOLDERS:

The Annual Meeting of Shareholders of Astec Industries, Inc., a Tennessee corporation, will be held at the Company’s offices at 4101 Jerome Avenue, Chattanooga, Tennessee, on April 28, 2011, at 10:00 a.m., Chattanooga time, for the following purposes:

1.	To elect three directors in Class I to serve until the annual meeting of shareholders in 2014, or in the case of each director, until his successor is duly elected and qualified.

2.	To vote on a non-binding resolution to approve the compensation of the Company’s executive officers.

3.	To recommend the frequency with which shareholders will vote on a non-binding resolution to approve the compensation of the Company’s executive officers in future years.

4.	To vote for adoption of the Astec Industries, Inc. 2011 Incentive Plan.

5.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2011.

Only shareholders of record at the close of business on February 17, 2011 are entitled to notice of, and to vote at, the Annual Meeting.  The transfer books will not be closed.  A complete list of shareholders entitled to vote at the Annual Meeting will be available for inspection by shareholders at the Company’s offices from March 17, 2011 through the Annual Meeting.

By Order of the Board of Directors

Stephen C. Anderson
Secretary

Dated:  March 4, 2011

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, YOU MAY VOTE YOUR SHARES VIA A TOLL-FREE TELEPHONE NUMBER OR VIA THE INTERNET OR YOU MAY SIGN, DATE, AND RETURN THE PROXY APPOINTMENT CARD.  IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY APPOINTMENT AND VOTE IN PERSON.

ASTEC INDUSTRIES, INC.
1725 Shepherd Road
Chattanooga, Tennessee 37421
(423) 899-5898

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
April 28, 2011

The proxy appointment is solicited by and on behalf of the Board of Directors of Astec Industries, Inc. for use at its Annual Meeting of Shareholders to be held on April 28, 2011, at 10:00 a.m. Chattanooga time and at any adjournments thereof.  The Annual Meeting will be held at the Company’s offices at 4101 Jerome Avenue, Chattanooga, Tennessee.

On or about March 15, 2011, the Company began mailing to its shareholders a notice containing instructions for voting and how to access this Proxy Statement and the Company’s 2010 Annual Report online, and the Company began mailing a full set of the proxy materials, including this Proxy Statement, a proxy card or voting instruction form and the Company’s 2010 Annual Report, to shareholders who had previously requested delivery of a paper copy of the proxy materials. For information on how to vote your shares or request a paper copy of the proxy materials, see the instructions included on the proxy card or voter instruction form and under “Proxies and Voting” on page 2 of this Proxy Statement.  If you request a paper copy of the proxy materials it will be mailed to you within three business days.

Only holders of record of the Company’s Common Stock as of the close of business on February 17, 2011 will be entitled to notice of, and to vote at, the Annual Meeting.  As of such record date, there were 22,648,522 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.  A shareholder is entitled to one vote for each share of Common Stock held.

QUORUM AND VOTING REQUIREMENTS

A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, either present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the Annual Meeting.  You will be considered part of the quorum if you attend the Annual Meeting in person, vote via a toll-free telephone number, vote via the internet or vote by proxy.  Abstentions, broker non-votes and votes withheld from director nominees count as “shares present” at the Annual Meeting for purposes of determining a quorum.

The affirmative vote of the holders of a plurality of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a quorum is present is required for the election of each of the director nominees.  Withholding authority to vote with respect to any one or more director nominees will not constitute a vote either for or against such nominee(s).

The approval of the non-binding resolution to approve the compensation of our executive officers, the approval of the Astec Industries, Inc. 2011 Incentive Plan and the ratification of the independent registered public accounting firm requires that the votes cast in favor of the matter exceed the votes cast opposing the matter.

The non-binding recommendation as to the frequency with which shareholders will vote on executive compensation (every one year, every two years or every three years) that receives the highest number of votes cast will be the frequency recommendation that has been selected by the shareholders.

Abstentions and broker non-votes do not count as votes cast, and therefore will not affect the voting result as to any matter, including the election of directors. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary authority to vote on that item and has not received instructions from the owner of the shares.

PROXIES AND VOTING

Shareholders have a choice of voting by internet, by telephone or by using a traditional proxy card.

•	To vote by internet, go to www.proxyvote.com and follow the instructions. You will need the 12 digit number included on your proxy card or voter instruction form.

•	To vote by telephone, dial (800) 690-6903 and follow the instructions. You will need the 12 digit number included on your proxy card or voter instruction form.

•
If you received a notice and wish to vote by traditional proxy card, you can request to receive a full set of the proxy materials, including this Proxy Statement, a proxy card or voting instruction form and the Company’s 2010 Annual Report, at no charge through one of the following methods:

1) by internet: www.proxyvote.com

2) by phone: (800) 579-1639

3) by email: sendmaterial@proxyvote.com (your email should contain the 12 digit number in the subject line).

•
If you choose not to vote by telephone or the internet and request a full set of the proxy materials, please mark your choices on the enclosed proxy card and then date, sign and return the proxy card at your earliest opportunity. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person.

The telephone and internet voting procedures are designed to authenticate votes cast by use of a personal identification number.  These procedures enable shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of telephone and internet voting will depend on the voting processes of the applicable bank or broker; therefore, it is recommended that you follow the voting instructions on the form you receive.

If you properly sign and return your proxy card or complete your proxy via the telephone or internet (and such proxy is not later revoked), your shares will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees or withhold your votes as to specific nominees.  In voting by proxy with regard to the non-binding resolution to approve the compensation of our executive officers, the approval of the Astec Industries, Inc. 2011 Incentive Plan and the ratification of the selection of the independent auditor, you may vote for or against the proposal, or you may abstain from voting.  In voting by proxy to recommend the frequency of non-binding shareholder vote to approve the compensation of our executive officers in future years, you may recommend that a vote should occur every year, every two years or every three years, or you may abstain from voting. You should specify your choices when voting by proxy.  If you return a signed proxy card without indicating your vote with regard to the matters to be voted upon, the shares represented by proxy will be voted “FOR” the election of each of the nominees for director, “FOR” the non-binding resolution to approve the compensation of our executive officers, “FOR” approval of the Astec Industries, Inc. 2011 Incentive Plan, “FOR” the ratification of the independent registered public accounting firm, and in favor of non-binding shareholder votes to approve the compensation of our executive officers “EVERY ONE YEAR”.

A shareholder of record who submits a proxy pursuant to this solicitation may revoke it at any time prior to its exercise at the Annual Meeting by (i) submitting written notice to the Secretary of the Company at the Company’s address shown above, (ii) properly submitting to the Company (by mail, telephone or internet) a duly executed proxy appointment bearing a later date, or (iii) attending the Annual Meeting and voting in person.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors of the Company is divided into three classes, with the term of office of each class ending in successive years.  The terms of directors of Class I expire with this Annual Meeting.  The directors of Class II and Class III will continue in office until the 2012 and 2013 annual meetings of shareholders, respectively.  At the present time, there are three directors in each Class.  The shareholders are being asked to vote for the election of three directors to serve in Class I.

The persons appointed as proxies will vote the shares represented by the proxy appointment in favor of the election to the Board of Directors of each of the three Class I nominees whose names appear below, unless the authority to vote for any or all of the nominees is withheld or such appointment has previously been revoked.  It is anticipated that management shareholders of the Company will grant authority to vote for the election of all the nominees.  Each Class I director will be elected to hold office until the 2014 annual meeting of shareholders and thereafter until his successor has been duly elected and qualified. In the event that any nominee is unable to serve (which is not anticipated), the persons appointed as proxies will cast votes for the remaining nominees and for such other persons as they may select.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

This proposal provides our shareholders with the opportunity to cast an advisory vote on the Company’s executive compensation program (commonly known as a “say-on-pay” proposal).

As discussed in the Compensation Discussion and Analysis beginning on page 20, we have designed our executive compensation program to attract and retain key executives who are critical to our future success and the creation of shareholder value.  We believe that both short-term and long-term incentive compensation opportunities provided to executive officers are directly aligned with our performance, and that our compensation program is structured to ensure that a significant portion of executives’ compensation opportunities is directly related to achievement of financial and operational goals and other factors that impact shareholder value.

The Board invites you to review carefully the Compensation Discussion and Analysis beginning on page 20 and the tabular and other disclosures on compensation under Executive Compensation beginning on page 27, and cast a vote to approve the Company’s executive compensation programs through the following resolution:

“Resolved, that the shareholders approve the compensation of the Company’s named executive officers, including the Company’s compensation philosophy, practices and principles, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables, and any narrative compensation disclosure contained in this Proxy Statement.”

While the vote does not bind the Board to any particular action, the Board values the input of our shareholders, and will take into account the outcome of this vote in considering future compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 3: ADVISORY VOTE ON FREQUENCY OF
ADVISORY SHAREHOLDER VOTES ON EXECUTIVE COMPENSATION

As discussed above, the Board values the input of our shareholders regarding the Company’s executive compensation practices.  Shareholders are invited to express their views on how frequently advisory votes on executive compensation, such as the advisory vote in Proposal 2, will occur.  Shareholders can advise the Board on whether such votes should occur every year, every two years or every three years.

This is an advisory vote, and as such is not binding on the Board.  However, the Board will take the results of the vote into account when deciding when to call for the next advisory vote on executive compensation.  A scheduling vote similar to this will occur at least once every six years.

The Board recommends that the advisory vote on executive compensation be held every one year.  We believe that annual “say-on-pay” votes will provide a high level of accountability and direct communication between the Company and its shareholders by enabling the shareholders to respond promptly to the information presented in the accompanying proxy statement for the applicable shareholders’ meeting.

Please mark on the Proxy Card your preference as to the frequency of holding shareholder advisory votes on executive compensation, as every year, every two years, or every three years, or you may abstain from voting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS EVERY ONE YEAR.

PROPOSAL 4: APPROVAL OF THE 2011 INCENTIVE PLAN

On February 25, 2011, the Board of Directors of the Company adopted, subject to shareholder approval at the 2011 Annual Meeting, the Astec Industries, Inc. 2011 Incentive Plan, which we refer to as the “2011 Plan.”  The 2011 Plan will become effective as of the date it is approved by our shareholders.

We currently maintain the Astec Industries, Inc. 2006 Incentive Plan, which we refer to as the “Prior Plan.” As of March 1, 2011, there were approximately 378,018 shares of our common stock subject to outstanding awards under the Prior Plan. As of such date, there were approximately 319,382 shares of our common stock reserved and available for future awards under the Prior Plan. If our shareholders approve the 2011 Plan, all future equity awards will be made from the 2011 Plan, and we will not grant any additional awards under the Prior Plan.

A summary of the 2011 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2011 Plan, which is attached to this proxy statement as Appendix A.

Summary of the 2011 Plan

Purpose. The purpose of the 2011 Plan is to promote the Company’s success by linking the personal interests of the Company’s employees, officers, directors and consultants to those of its shareholders, and by providing participants with an incentive for outstanding performance. The 2011 Plan is also intended to enhance the Company’s ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Administration. The 2011 Plan will be administered by the Compensation Committee.  The Compensation Committee will have the authority to:

•	designate participants;
•	grant awards;
•	determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof;
•	establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2011 Plan; and
•	make all other decisions and determinations that may be required under the 2011 Plan.

The full Board may at any time elect instead to administer the 2011 Plan. If it does so, it will have all the powers of the Compensation Committee under the 2011 Plan.

Eligibility. The 2011 Plan permits the grant of incentive awards to employees, officers, directors, and consultants of the Company and its affiliates as selected by the Compensation Committee. The number of eligible participants is currently approximately 110. The number of eligible participants may increase over time based upon our future growth.

Awards to Non-Employee Directors. Awards granted under the 2011 Plan to our non-employee directors will be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time. The Compensation Committee may not make discretionary grants under the 2011 Plan to non-employee directors.

Permissible Awards. The 2011 Plan authorizes the granting of awards in any of the following forms:

•	options to purchase shares of our common stock, which may be nonstatutory stock options or incentive stock options under the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”;

•
stock appreciation rights (SARs), which give the holder the right to receive the difference (payable in cash or stock, as specified in the award certificate) between the fair market value per share of common stock on the date of exercise over the base price of the award;

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee;

•
restricted or deferred stock units, which represent the right to receive shares of our common stock (or an equivalent value in cash or other property, as specified in the award certificate) in the future, based upon the attainment of stated vesting or performance criteria in the case of restricted stock units;

•
performance awards, which are awards payable in cash or stock upon the attainment of specified performance goals (any award that may be granted under the 2011 Plan may be granted in the form of a performance award);

•
dividend equivalents, which entitle the holder of a full-value award to cash payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying the full-value award;

•	other stock-based awards in the discretion of the Compensation Committee, including unrestricted stock grants; and

•	cash-based awards, including performance-based annual bonus awards.

Shares Available for Awards. Subject to adjustment as provided in the 2011 Plan, the aggregate number of shares of our common stock reserved and available for issuance pursuant to awards granted under the 2011 Plan is 700,000, plus a number of additional shares of common stock (not to exceed 100,000) underlying awards outstanding as of March 1, 2011 under the Prior Plan that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason.

Share Counting. The share counting provisions of the 2011 Plan provide that the following shares will be added back to the 2011 Plan share reserve and will again be available for issuance pursuant to awards granted under the 2011 Plan: (i) unissued or forfeited shares originally subject to an award that is canceled, terminates, expires, is forfeited or lapses for any reason; (ii) shares subject to awards settled in cash; (iii) shares withheld or repurchased from an award or delivered by a participant to satisfy minimum tax withholding requirements; (iv) shares delivered to the Company in satisfaction of the exercise price of an option; (v) shares originally subject to an option or SAR that are not issued upon exercise of the option or SAR for any reason, including by reason of net-settlement of the award; and (vi) shares subject to an award other than an option or SAR that are not issued for any reason, including by reason of failure to achieve maximum performance goals.

Limitations on Individual Awards. The maximum aggregate number of shares of common stock subject to stock-based awards that may be granted under the 2011 Plan in any 12-month period to any one participant is as follows:

•	options, 150,000;
•	stock appreciation rights, 150,000;
•	restricted stock or stock units, 150,000; and
•	other stock-based awards, 150,000.

The maximum aggregate amount that may be paid with respect to cash-based awards under the 2011 Plan to any one participant in any fiscal year of the Company shall be $1,000,000.

Performance Goals. All options and SARs granted under the 2011 Plan are designed to be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The Compensation Committee may designate any other award granted under the 2011 Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate:
•	Revenue (premium revenue, total revenue or other revenue measures);
•	Sales;
•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures);
•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures);
•	Net income (before or after taxes, operating income or other income measures);
•	Cash (cash flow, cash generation or other cash measures);
•	Stock price or performance;
•	Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price);
•	Economic value added;
•	Return measures (including, but not limited to, return on assets, capital, equity, investments, or sales, and cash flow return on assets, capital, equity, or sales);
•	Market share;
•	Improvements in capital structure;
•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures);
•	Business expansion (acquisitions);
•	Internal rate of return or increase in net present value;
•	Working capital targets relating to inventory and/or accounts receivable;
•	Safety standards; and
•	Strategic plan development and implementation

The Compensation Committee must establish such goals within 90 days after the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations), and the Compensation Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal. The Compensation Committee may provide, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including but not limited to: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses.

Limitations on Transfer; Beneficiaries. A participant may not assign or transfer an award other than by will or the laws of descent and distribution; provided, however, that the Compensation Committee may permit other transfers (other than transfers for value) where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Acceleration Upon Certain Events. Unless otherwise provided in an award certificate or any special plan document governing an award:

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If a participant’s service terminates by reason of death, disability or retirement, (a) all of that participant’s outstanding service-based awards will become fully vested, and (b) all of that participant’s outstanding performance-based awards will become fully vested, with the level of such vested amount to be determined as follows: (i) if the date of termination occurs during the first half of the applicable performance period, all relevant performance goals will be deemed to have been achieved at the “target” level, and (ii) if the date of termination occurs during the second half of the applicable performance period, the actual level of achievement of all relevant performance goals against target will be measured as of the end of the calendar quarter immediately preceding the date of termination, and there will be a pro rata payout of such awards to the participant or his or her estate within 30 days after the amount earned has been determined (or, if later, the first date that such payment may be made without triggering additional taxes under Section 409A of the Code).

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Upon a change in control, and except with respect to any awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, (a) all outstanding service-based awards will become fully vested, and (b) all outstanding performance-based awards will become fully vested, with the level of such vested amount to be determined as follows: (i) if the date of termination occurs during the first half of the applicable performance period, all relevant performance goals will be deemed to have been achieved at the “target” level, and (ii) if the date of termination occurs during the second half of the applicable performance period, the actual level of achievement of all relevant performance goals against target will be measured as of the end of the calendar quarter immediately preceding the date of termination, and there will be a pro rata payout of such awards within 30 days after the date of the change in control (or, if later, the first date that such payment may be made without triggering additional taxes under Section 409A of the Code).

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With respect to any awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within two years after the effective date of the change in control, a participant’s employment is terminated without cause (or if the participant resigns for “good reason”), then (a) all of that participant’s outstanding service-based awards will become fully vested, and (b) all of that participant’s outstanding performance-based awards will become fully vested, with the level of such vested amount to be determined as follows: (i) if the date of termination occurs during the first half of the applicable performance period, all relevant performance goals will be deemed to have been achieved at the “target” level, and (ii) if the date of termination occurs during the second half of the applicable performance period, the actual level of achievement of all relevant performance goals against target will be measured as of the end of the calendar quarter immediately preceding the date of termination, and there will be a pro rata payout of such awards to the participant within 30 days after the amount earned has been determined (or, if later, the first date that such payment may be made without triggering additional taxes of Section 409A under the Code).

In addition, subject to limitations applicable to certain qualified performance-based awards, the Compensation Committee may in its discretion accelerate awards upon the termination of service of a participant or the occurrence of a change in control. The Compensation Committee may discriminate among participants or among awards in exercising such discretion.

Adjustments. In the event of a transaction between us and our shareholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits and annual award limits under the 2011 Plan will be adjusted proportionately, and the Compensation Committee shall make such adjustments to the 2011 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend, or a combination or consolidation of the outstanding shares of our common stock into a lesser number of shares, the authorization limits and annual award limits under the 2011 Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Termination and Amendment. Our board or the Compensation Committee may, at any time and from time to time, terminate or amend the 2011 Plan, but if an amendment would constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval. In addition, our board or the Compensation Committee may condition any amendment on the approval our shareholders for any other reason. No termination or amendment of the 2011 Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award.

The Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by our shareholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options cannot be repriced, directly or indirectly, without shareholder approval. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underlying stock) for another award would be considered an indirect repricing and would, therefore, require shareholder approval.

Certain U.S. Federal Income Tax Effects

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2011 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State and local income tax consequences are not discussed, and may vary from locality to locality.

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2011 Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

SARs. A participant receiving a SAR under the 2011 Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Cash-Based Performance Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a cash-based performance award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Tax Withholding. The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2011 Plan.

Benefits to Named Executive Officers and Others

As of March 1, 2011, no awards had been granted under the 2011 Plan. Awards will be made at the discretion of the Compensation Committee or pursuant to delegated authority. Therefore, it is not presently possible to determine the benefits or amounts that will be received by our named executive officers or other persons or groups pursuant to the 2011 Plan in the future.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2010 regarding compensation plans under which the Company’s equity securities are authorized for issuance.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, Rights and RSU’s	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Shareholders:
	92,623(1) 255,916(2)	$18.02 --	-- 442,884(5)

Equity Compensation Plans Not Approved by Shareholders:	7,853(3) 14,912(4)	$15.40 --	-- 118,762(5)
Total	371,304		561,646

(1)	Stock Options granted under our 1998 Long-term Incentive Plan
(2)	Restricted Stock Units granted under our 2006 Incentive Plan
(3)	Stock Options granted under our 1998 Non-Employee Director Stock Incentive Plan
(4)	Deferred Stock Units granted under our 1998 Non-Employee Director Stock Incentive Plan
(5)	All of these shares are available for issuance pursuant to grants of full-value awards.

THE BOARD REMOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE 2011 INCENTIVE PLAN.

PROPOSAL 5: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. Ernst & Young LLP served as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, and the services it provided to the Company and its subsidiaries in the fiscal year ending December 31, 2010 are described under “Audit-Related Matters” below.

We are asking our shareholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the selection of Ernst & Young LLP to our shareholders for ratification as a matter of good corporate practice.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011.

In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board of Directors. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

CERTAIN INFORMATION CONCERNING NOMINEES AND DIRECTORS

The following section sets forth the names of the nominees and of the Company’s current directors as of the date of the Annual Meeting, their ages, the year in which they were first elected directors, their positions with the Company, their principal occupations and employers for at least the last five years, any other directorships held by them in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940.  For information concerning membership on Committees of the Board of Directors, see “Corporate Governance: Board Committees” below.

Nominees for Directors with Terms of Office Expiring in 2014 (Class I):

William D. Gehl, 64, served as a member of the Board and Chief Executive Officer of Gehl Company, a company engaged in the manufacturing of compact construction equipment, from 1987 and 1992, respectively, until his retirement in April 2009.  Mr. Gehl also served as Chairman of the Board of Gehl Company from 1996 until his retirement.  Mr. Gehl serves as a member of the Board of Freight Car America, a public company engaged in the manufacturing of aluminum coal cars and other railroad freight cars.  Mr. Gehl is a member of the State bars of Wisconsin and Florida. Mr. Gehl has been a Director of the Company since 1999.

Mr. Gehl offers a broad range of experiences in both strategic planning and management, having served as the CEO of a publicly owned construction equipment manufacturing company for 16 years.  Mr. Gehl’s manufacturing, marketing and financing knowledge is very valuable to the Company.

Phillip E. Casey, 68, retired from his position of Chairman of the Board of Gerdau Ameristeel Corporation in September 2010, a position he had held since 2005. Mr. Casey previously served as President, Chief Executive Officer and Director of this publicly traded steel manufacturer from 1994 to 2005.  From 1994 until 2005, Mr. Casey also served in various industry leadership roles as a Director, Member of the Executive Committee and Chairman of the Steel Manufacturers Association (SMA), a leading industry trade organization.  Mr. Casey has been a Director of the Company since 2005.

Mr. Casey provides valuable experience and relationships within the steel industry, given that Mr. Casey served as the CEO of a publicly traded steel manufacturing company for 11 years and served as the Chairman of the Steel Manufacturers Association.  Steel is a primary raw material of Astec’s manufacturing processes and a critical cost component.  Mr. Casey’s manufacturing knowledge and understanding of the world market and supply of steel is very valuable to the Company.

William G. Dorey, 66, served as Director, President and Chief Executive Officer of Granite Construction Incorporated from 2004 until his retirement in August 2010.  Granite Construction is a publicly traded heavy civil contractor engaged in the construction and improvement of roads, mass transit facilities, airport infrastructure, bridges, dams and other infrastructure-related projects and the production of sand, gravel, ready-mix and asphalt concrete and other construction materials.  Mr. Dorey started his career with Granite Construction in 1967 and held numerous positions over his 42 years with the company.  Mr. Dorey has also served in various industry leadership roles, including founding chairman of the Construction Industry Ethics Compliance Initiative (CIECI) Steering Committee, trustee of the Norman Y. Mineta International Institute for Surface Transportation Policy Studies, member on the Construction Industry Round Table (CIRT), director of the California Chamber of Commerce, and director of the California Business Roundtable. Mr. Dorey has been nominated to replace Mr. Green who is not standing for reelection as a Director of the Company.

Mr. Dorey has extensive experience within the infrastructure construction industry and his knowledge and understanding of the industry and our customer needs will provide valuable insight to the Company.

Continuing Directors with Terms of Office Expiring in 2013 (Class III):

J. Don Brock, 72, has been President of the Company since its incorporation in 1972 and assumed the additional position of Chairman of the Board in 1975.  He earned his Ph.D. degree in mechanical engineering from the Georgia Institute of Technology.  Dr. Brock also serves as a director and a member of the Audit Committee of The Dixie Group, Inc., a public company in the floor-covering manufacturing business.  Dr. Brock is the father of Benjamin G. Brock, President of Astec, Inc., and Dr. Brock and Thomas R. Campbell, Group Vice President – Mobile Asphalt Paving and Underground, are first cousins.  Dr. Brock has been a Director of the Company since 1972.

Dr. Brock brings insight into all aspects of the Company due to his current role as President of the Company and his history with the Company.  Dr. Brock’s leadership, his knowledge of the Company and the various industries in which it operates and his 39 years of experience at the Company have been instrumental in the growth of the Company.

W. Norman Smith, 71, was appointed Group Vice President – Asphalt of the Company in December 1998 and also served as the President of Astec, Inc., a subsidiary of the Company, from November 1994 through October 2006.  Previously, he served as the President of Heatec, Inc., a subsidiary of the Company, since 1977.  Mr. Smith received his B.S. degree in mechanical engineering from the University of Tennessee and is a registered professional engineer. Mr. Smith has been a Director of the Company since 1982.

Mr. Smith, based on his service as President of two of the Company’s subsidiaries for over 30 years, his service as Director of the Company for 29 years and his recent service as Group Vice President of the Company’s Asphalt Group, provides the Board with invaluable industry experience and knowledge of the Company.

William B. Sansom, 69, has served as the Chairman and Chief Executive Officer of The H.T. Hackney Co., a diversified wholesale food distributor in the southeast and midwest United States, since 1983.  Formerly, Mr. Sansom served as the Tennessee Commissioner of Transportation from 1979 to 1981 and as the Tennessee Commissioner of Finance and Administration from 1981 to 1983. Mr. Sansom has served on the Tennessee Valley Authority Board since 2006 and was Chairman from 2006 to 2008.  Mr. Sansom serves as a director on the boards of First Horizon National Corporation and Mid-American Apartment Communities, and he previously served as a director and audit committee member on the board of Martin Marietta Materials, Inc.  Mr. Sansom has been a Director of the Company since 1995.

Mr. Sansom brings over 28 years of experience as a CEO and Chairman of a diversified distribution/manufacturing company.  Having also served in numerous governmental positions for the State of Tennessee, Mr. Sansom offers information and insight into areas of government relations and regulatory issues.  Mr. Sansom has also previously served on the Board of Directors of the National Crushed Stone Association and has former business experience in the aggregate industry.

Continuing Directors with Terms of Office Expiring in 2012 (Class II):

Daniel K. Frierson, 69, has been the Chief Executive Officer of The Dixie Group, Inc., a public company in the floor-covering manufacturing business, since 1979 and has served as its Chairman of the Board since 1987.  Mr. Frierson also currently serves as a director on the board of Louisiana-Pacific Corporation and previously served as a director on the board of Wellman, Inc. from May 2006 to August 2006.  Mr. Frierson has been a Director of the Company since 1994.

Mr. Frierson, based on his 32 years of experience as a CEO of a public company and his service as a Director of the Company for 17 years, provides the Board with valuable strategic planning and risk assessment experience.  Mr. Frierson’s knowledge and experience in manufacturing is also valuable to the Company.

Glen E. Tellock, 50, has been the President and CEO of The Manitowoc Company, a manufacturer of construction and food service equipment, since May 2007.  He was also elected as Chairman of the Board in February 2009.  Previously, he served as Senior Vice President of The Manitowoc Company since 1999 and President and General Manager of Manitowoc Crane Group since 2002.  Prior to joining Manitowoc in 1991, Mr. Tellock served as Financial Planning Manager with the Denver Post Corporation and as Audit Manager with Ernst and Whinney.  Mr. Tellock has been a Director of the Company since 2006.

Mr. Tellock, who serves as the financial expert of the Company’s Audit Committee and has previously served as an audit manager of a major accounting firm, provides the Board with extensive knowledge and experience with respect to financial reporting and risk assessment.  Mr. Tellock’s knowledge of manufacturing and marketing of construction equipment both domestically and internationally is also very valuable to the Company.

James B. Baker, 65, has been Managing Partner of River Associates Investments, LLC, a private equity investment fund which partners with management teams in buyouts, divestitures and recapitalizations of lower middle market companies, since 2001.  From 1993 to 2001, he was a Partner in River Associates, LLC.  Mr. Baker was President and Chief Operating Officer (1991-1992) and Senior Vice President (1987-1991) of CONSTAR International, Inc., a plastics container manufacturer.  Mr. Baker also formerly served as a director of Wellman, Inc. and US Xpress. Mr. Baker has been a Director of the Company since 2010.

Mr. Baker’s strong background in all aspects of executing acquisitions, both in the U.S. and internationally, are valuable to the Company.  He also has over 30 years of experience in strategic planning and operating decisions for middle market companies in a variety of industries.  Mr. Baker has a financial background and has had a wide range of experience in financial reporting for publicly owned companies during his career.  He has served as an independent director on the audit committees of two public companies, had primary responsibility for the financial reporting of a public company and also worked with several public companies during his career with Arthur Andersen & Co.

CORPORATE GOVERNANCE

Independent Directors

The Company's Common Stock is traded in the Nasdaq National Market under the symbol “ASTE.”  Nasdaq requires that a majority of the directors be “independent directors,” as defined in the Rule 5605(a)(2) of the Nasdaq Marketplace Rules (the “Nasdaq Rules”).  Generally, a director does not qualify as an independent director if the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company.  The Board has affirmatively determined by resolution that current directors (including nominees for re-election) Gehl, Casey, Frierson, Sansom, Tellock, Green and Baker, which represents a majority of the directors, and Dorey, as a nominee to the Board, have no other direct or indirect relationships with the Company and therefore are independent directors or nominees on the basis of the Nasdaq Rules and an analysis of all facts specific to each director or nominee. The Board has affirmatively determined by resolution that during fiscal year 2011, the Company must have two or more regularly scheduled executive session meetings attended solely by these independent directors.

The independent members of the Board of Directors have selected Mr. Sansom as the Lead Independent Director. Among other duties, as Lead Independent Director, Mr. Sansom will preside over, coordinate and develop the agenda for executive sessions of the independent directors, and consult with the Chairman of the Board over Board and committee meeting agendas, Board meeting schedules and the flow of information to the Board.

Board Leadership Structure and Risk Oversight

As is common practice among public companies in the United States, the Company’s President currently serves as Chairman of the Board.  In his position as President, Dr. Brock has primary responsibility for the day-to-day operations of the Company and provides consistent leadership on the Company’s key strategic objectives.  In his role as Chairman of the Board, he sets the strategic priorities for the Board, presides over its meetings and communicates its strategic findings and guidance to management.  The Board believes that the combination of these two roles provides more consistent communication and coordination throughout the organization, which results in a more effective and efficient implementation of corporate strategy and is important in unifying the Company's strategy behind a single vision.  In addition, we have found that our President is the most knowledgeable member of the Board regarding risks the Company may be facing and, in his role as Chairman, is able to facilitate the Board’s oversight of such risks.

To ensure balance, however, the independent members of the Company’s Board have selected Mr. Sansom as Lead Independent Director to preside over meetings of independent directors.  Additionally, as noted previously, seven of the nine current directors are independent.  With a supermajority of independent directors, an Audit Committee, Compensation Committee and Nominating and Governance Committee each comprised entirely of independent directors, and a presiding Lead Independent Director to oversee all meetings of the non-management directors, the Company’s Board of Directors believes that its existing leadership structure provides for an appropriate balance that best serves the Company and its shareholders. The Company’s Board of Directors will periodically review its leadership structure to ensure that it remains the optimal structure for the Company and its shareholders.

As part of its general oversight duties, the Board oversees the Company’s risk management. Management informs the Board of the operational and financial risks the Company is facing, and the Board reviews the steps that management is taking to address and mitigate such risks. We believe the Board’s current leadership structure facilitates the Board’s oversight of the Company’s risk management.

Board Meetings and Attendance

The Company’s expectation is that all directors attend all meetings of the Board of Directors and committees on which they serve and the annual meeting of shareholders.  The Board has affirmatively determined by resolution that it encourages all members of the Board to attend each annual meeting of shareholders, particularly those directors who are nominees for election at any such meeting.  During 2010, the Board of Directors held five meetings, and the Board’s committees held the meetings described below.  Each incumbent director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board of Directors held during the period for which he has been a director and (2) the total number of meetings held by all committees of the Board on which he served during the periods that he served.  All of the Company’s directors were in attendance at the Company’s 2010 annual meeting of shareholders.

Board Committees

During 2010, the Company’s Board of Directors had an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.  Certain information regarding the Board’s committees is set forth below.

Executive Committee

The Executive Committee is authorized to act on behalf of the Board of Directors on matters that may arise between regular meetings of the Board upon which the Board of Directors would be authorized to act.  During 2010, the members of the Executive Committee were Dr. Brock (Chairman) and Messrs. Smith and Frierson.  The Executive Committee did not meet during 2010.  The current members of the Executive Committee are Dr. Brock (Chairman) and Messrs. Smith and Frierson.

Audit Committee

The Audit Committee, established in accordance with Section 3(a)(58)(a) of the Exchange Act, annually reviews and recommends to the Board the firm to be engaged as outside auditors for the next fiscal year, reviews with the outside auditors the plan and results of the auditing engagement, reviews the scope and results of the Company’s procedures for internal auditing and inquires as to the adequacy of the Company’s internal accounting controls.  Messrs. Tellock (Chairman), Sansom, Gehl, and Casey were members of the Audit Committee during all of 2010.  Mr. Baker joined the committee after his election at the shareholder’s meeting in April 2010.  During 2010, the Audit Committee held nine meetings.  The current members of the Audit Committee are Messrs. Tellock (Chairman), Sansom, Gehl, Baker and Casey.  The Chairman of the Audit Committee, Mr. Tellock, has been designated by the Board as the Audit Committee financial expert.   All members of the Audit Committee are independent (as independence is defined in the Nasdaq Rules).  The Board of Directors has adopted a written charter for the Audit Committee. The Company’s Audit Committee charter was initially adopted March 14, 2000 and was amended and restated on each of October 24, 2002 and March 11, 2004.  A copy of the Company’s current Audit Committee charter was attached as an appendix to the Company’s 2010 Proxy Statement.

Compensation Committee

The Compensation Committee is authorized to evaluate, determine and approve the compensation of our executive officers, including our named executive officers, to consider and recommend to the full Board the executive compensation policies of the Company and to administer the Company’s stock incentive plans.  Messrs. Gehl (Chairman), Green and Casey were members of the Compensation Committee during all of 2010.  Mr. Baker joined the committee following his election to the Board at the shareholder’s meeting in April 2010.  During 2010, the Compensation Committee held two meetings. The current members of the Compensation Committee are Messrs. Gehl (Chairman), Green, Casey and Baker.  If elected to serve on the Board, Mr. Dorey will replace Mr. Green on the Compensation Committee.  All members of the Compensation Committee are independent (as independence is defined in the Nasdaq Rules).  The Compensation Committee does not have a charter.

The Compensation Committee’s primary processes for establishing and overseeing executive compensation can be found in the Compensation Discussion and Analysis section beginning on page 20 of this proxy statement.  Dr. Brock, our chief executive officer, generally attends Compensation Committee meetings but is not present for the executive sessions or for any discussion of his own compensation.  Dr. Brock gives the Compensation Committee a performance assessment and compensation recommendation for each of the other named executive officers. Those recommendations are then considered by the Compensation Committee.  Directors’ compensation is established by the Board of Directors.

Compensation Committee Interlocks and Insider Participation

During 2010, none of the members of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K, and none of our executive officers served on the board of directors or the compensation committee (or equivalent) of the board of directors of another entity whose executive officer(s) served on our Board of Directors or our Compensation Committee.  None of the members of the Compensation Committee was an officer or employee of the Company during 2010 or at any time in the past.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee interviews, evaluates, nominates and recommends individuals for membership on the Company’s Board and committees thereof, and is responsible for establishing corporate governance policies and principles to be applicable to the Company and periodically re-evaluating such policies and guidelines for the purpose of suggesting amendments to them if appropriate.  During 2010, the members of the Nominating and Corporate Governance Committee were Messrs. Frierson (Chairman), Sansom, Tellock and Green.  The Nominating and Corporate Governance Committee held two meetings in 2010, as well as one meeting in early 2011 to approve the Director nominations submitted in this Proxy Statement.  The current members of the Nominating and Corporate Governance Committee are Messrs. Frierson (Chairman), Sansom, Tellock and Green.  If elected, Mr. Dorey will replace Mr. Green on the committee.  All members of the Nominating and Corporate Governance Committee are independent (as independence is defined in the Nasdaq Rules).

The Nominating and Corporate Governance Committee was formerly known as the Nominating Committee.  In March 2004, the Board of Directors expanded the Committee’s duties to include certain functions related to the corporate governance of the Company and, as a result, the Nominating Committee was renamed the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee acts under a written charter adopted by the Board of Directors.   A copy of the current Nominating and Corporate Governance Committee’s charter adopted as of July 29, 2010 is available on the Company’s website at www.astecindustries.com.

Director Nomination Process

The Nominating and Corporate Governance Committee will consider written recommendations from shareholders for Company nominees to the Board.  A shareholder who wishes to recommend a person to the Committee for nomination by the Company must submit a written notice by mail to the Nominating and Corporate Governance Committee c/o the Corporate Secretary, Astec Industries, Inc. at 1725 Shepherd Road, Chattanooga, Tennessee 37421.  Such a written recommendation must be received no later than 120 days in advance of the annual meeting of shareholders and should include (i) the candidate’s name, business address and other contact information, (ii) a complete description of the candidate’s qualifications, experience and background, as would be required to be disclosed in the proxy statement pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, (iii) a signed statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as a director if elected, (iv) a signed statement authorizing the Company to perform a background search on the candidate and (v) the name and address of the shareholder(s) of record making such a recommendation.

The Nominating and Corporate Governance Committee recommends nominees for election to the Board based on a number of qualifications, including but not limited to, independence, character and integrity, diversity, financial literacy, level of education and business experience, sufficient time to devote to the Board, and a commitment to represent the long-term interests of the Company’s shareholders. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates a candidate that is recommended for nomination for membership on the Company’s Board by a shareholder.  The Nominating and Corporate Governance Committee has not received any recommended nominations from any of the Company’s shareholders in connection with the Annual Meeting.

The Nominating and Corporate Governance Committee identifies potential Company nominees for director through a variety of business contacts, including current executive officers, directors, community leaders and shareholders.  The Committee may, to the extent it deems appropriate, retain a professional search firm and other advisors to identify potential nominees for director.

The Nominating and Corporate Governance Committee evaluates candidates to the Board by reviewing their biographical information and qualifications.  If the Nominating and Corporate Governance Committee determines that a candidate is qualified to serve on the Board, such candidate is interviewed by at least one member of the Nominating and Corporate Governance Committee and the Chief Executive Officer.  Members of the Board also have an opportunity to interview qualified candidates. As described above, the Committee will also consider candidates recommended by shareholders.  The Nominating and Corporate Governance Committee then determines, based on the background information and the information obtained in the interviews, whether to recommend to the Board that the Company nominate a candidate for approval by the shareholders to fill a directorship.  With respect to an incumbent director whom the Nominating and Corporate Governance Committee is considering as a potential nominee for re-election, the Committee reviews and considers the incumbent director’s service to the Company during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company in addition to such person’s biographical information and qualifications. The Nominating and Governance Committee gives strong consideration to a wide range of diversity factors as a matter of practice when evaluating candidates to the Board and incumbent directors, but the Committee does not have a formal policy regarding Board diversity.

In evaluating candidates to the Board, the Nominating and Corporate Governance Committee also takes into account the skill sets that are needed to balance and complement the skill sets of other candidates and members of the Board, and the skills and expertise of a candidate that facilitate the Company’s compliance with the rules of the Securities and Exchange Commission and the National Association of Securities Dealers.

The Board is nominating three individuals for election as Directors. Of the three nominees, two are current Directors. Mr. Dorey is standing for election by the shareholders for the first time. Dr. Brock recommended Mr. Dorey as a nominee for director to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee recommended each of the three nominees to the Board.

Shareholder Communications

The Board of Directors has unanimously adopted a process to facilitate written communications by shareholders to the Board. Shareholders wishing to write to the Board of Directors of the Company or a specified director or committee of the Board should send correspondence to the Secretary of the Company, Astec Industries, Inc. at 1725 Shepherd Road, Chattanooga, Tennessee 37421.  All written communications received in such manner from shareholders of the Company shall be forwarded to the members of the Board of Directors to whom the communication is directed or, if the communication is not directed to any particular member(s) or committee of the Board of Directors, the communication shall be forwarded to all members of the Board of Directors.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

In the paragraphs that follow, we will give an overview and analysis of our compensation programs and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions.  This section includes, among other things, an explanation of the overall objectives of our compensation program, what it is designed to reward, and each element of the compensation that we pay.  Later in this proxy statement under the heading “Executive Compensation” you will find a series of tables containing specific information about the compensation earned or paid in 2010 to the following individuals, who we refer to as our named executive officers:

•	J. Don Brock, our president and principal executive officer;
•	F. McKamy Hall, our vice president and principal financial officer;
•	Thomas R. Campbell, the group vice president of our Mobile Asphalt and Underground groups;
•	W. Norman Smith, the group vice president of our Asphalt group; and
•	Richard A. Patek, the group vice president of our Aggregate and Mining group and President of Telsmith, Inc.

The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.

Objectives of Our Compensation Program

Our objectives with respect to the Company’s executive compensation program are to:

•	attract and retain qualified personnel that are critical to the Company’s long-term success and the creation of shareholder value;
•	create a strong link between executive officer compensation and the Company’s annual and long-term financial performance; and
•	encourage the achievement of Company performance by utilizing a performance-based incentive structure.

In order to be effective, we believe our executive compensation program should meet the needs of the Company, our employees and our shareholders.  We seek to provide direct compensation that is competitive within the marketplace, and believe that a portion of total compensation should be performance-based and in the form of equity awards.

How We Determine and Assess Executive Compensation

Our Compensation Committee of the Board of Directors, composed entirely of independent directors, reviews and determines and approves the base salaries and other compensation of our executive officers, including our named executive officers.  Our Compensation Committee is also responsible for making recommendations to the Board with respect to the Company’s executive compensation policies and the adoption of stock and benefit plans.  As a starting point, base salary increases, when given, for named executive officers historically have reflected a cost of living adjustment, with further increases approved by the Compensation Committee based on a subjective assessment of a number of factors.  As more fully described below, the factors on which this subjective assessment is based fall into three general categories:  Company performance factors, individual performance factors and competitive salary practices.

It is important to emphasize that the subjective assessment of these factors is qualitative, rather than quantitative, and there are no specific weightings or objective criteria associated with any of the factors.  In determining base salaries for the named executive officers each year, the Compensation Committee relies upon Dr. Brock, the Company’s President and Chief Executive Officer, to provide evaluations of the other named executive officers (each of who report directly or indirectly to Dr. Brock) and to provide recommendations regarding whether adjustments to base salaries are warranted. In determining Dr. Brock’s base salary each year, the Compensation Committee relies on its own observations and assessments with respect to Dr. Brock’s individual performance and the overall results of his leadership of the Company.

Our Compensation Committee’s policy is to set senior executive pay at sufficiently competitive levels to attract, retain, and motivate highly talented individuals to contribute to our goals, objectives, and overall financial success.  We believe that the Company’s executive compensation program provides an overall level of compensation opportunity that is competitive within the construction equipment manufacturing industry, as well as with a broader group of companies of comparable size and complexity.   Actual compensation levels may be greater or less than average competitive levels in similar companies based upon annual and long-term Company performance, as well as individual performance.

While market competitiveness is important, it is not the only factor we consider when establishing compensation opportunities of our named executive officers.  Actual pay decisions are made following a review and discussion of the financial and operational performance of our businesses, individual performance, and competitive salary practices which address retention concerns and internal pay equity.

Company Performance Factors.

Compensation decisions for a particular year are made following a review of the financial and operational performance of the Company and its business groups for the prior year. In recommending and approving base salaries, the Chief Executive Officer and the Compensation Committee review and assess the Company’s performance, with an emphasis on earnings, return on capital employed and cash flow on capital employed.  These performance criteria are direct reflections of the Company’s profitability and operating efficiency, which the Company believes are key drivers for creating shareholder value.

Company performance factors typically weigh more heavily in the determination of annual cash and long-term incentive compensation than in the determination of base salary adjustments for named executive officers.  In making the determination to not increase the named executive officers base pay rates for 2010 over 2009 and 2008 levels, the Compensation Committee placed significant weight on the current economic environment in which the Company operates and the expectation that the magnitude of sales growth achieved in recent years prior to 2008 would probably not continue in 2010.

Individual Performance Factors.

The subjective factors considered by the Compensation Committee in relation to a named executive officer’s individual performance for the previous year include management, leadership, staff development, contribution to the Company’s growth, scope of responsibilities and experience and an assessment of the named executive officer’s future performance potential.

Competitive Compensation Practices.

As discussed above, the Compensation Committee’s policy is to set named executive officer compensation at sufficiently competitive levels within the construction equipment manufacturing industry, as well as within a broader group of companies of comparable size and complexity, in order to attract, retain and motivate named executive officers.  Additional consideration is given to the Company’s pay levels for each officer as compared to his peers and to his subordinates.  In 2005, the Company engaged the services of a compensation consultant, Towers Perrin, and instructed them to conduct a market analysis and to assist the Company in developing a long-term incentive plan.  We then considered the compensation levels, programs and practices of certain other companies to assist us in setting our executive compensation so that it would be market competitive.  The peer group compiled by Towers Perrin in 2005 consisted of the companies listed below, each of which are road-building and related equipment manufacturing companies or companies that have substantial large equipment manufacturing businesses.  We believe that we compete to varying degrees for business and talent with the companies in this peer group.

Actuant	Gehl Co.
Alamo Group, Inc.	Graco
Bucyrus International, Inc.	IDEX
Cascade Corp.	Milacron
Columbus McKinnon	Nordson
Dresser-Rand Group Inc.	Thermadyne Holdings
Gardner Denver	Xerium Technologies

The Compensation Committee reviewed the peer group data compiled by Towers Perrin for informational purposes, but did not formally target specific levels of pay relative to the external market.  The Compensation Committee uses the information as a guide in establishing an executive compensation program, including the setting of base salaries for the named executive officers.  For 2010, the Compensation Committee did not engage a compensation consultant nor did it conduct a specific peer group review, but continued the compensation program initiated in 2005 without significant deviation.

Elements of Our Compensation Program

The Company’s executive officer compensation program is comprised of base salary, annual cash incentive compensation, and long-term incentive compensation in the form of equity grants.  We also provide our executive officers certain perquisites and executive benefits, including contributions to the Company’s Supplemental Executive Retirement Plan, as well as other benefits that are generally available to all employees of the Company, including medical and 401(k) plans.

Base Salary

Base salary is the fixed component of our named executive officers’ total direct compensation, as opposed to at-risk compensation based on performance.  The Compensation Committee reviews base salaries on an annual basis and approves salary levels after a subjective assessment of a number of factors as discussed above.  As a result of this assessment and after considering the current economic business environment, base salaries for the Company’s named executive officers continued at 2008 base salary levels during 2010.  The Compensation Committee did, however, increase the salaries of our named executive officers as of January 1, 2011.

Annual Cash Incentive Compensation

Annual cash incentive compensation rewards an executive officer’s individual performance as well as the overall performance of the Company for a given year.  These profit sharing payments for Messrs. Brock, Hall, Smith and Campbell, each of whom is employed at the Astec Industries, Inc. level, are discretionary, but are historically consistent with the percent distributions earned by our subsidiary Presidents.

The Company generally uses two financial metrics—return on capital employed and cash flow on capital employed—in determining the named executive officers’ annual bonuses.  These metrics are the key indicators of proper capital management and are critical to the Company’s success. Although annual bonuses for the named executive officers are discretionary (other than for the majority of the 2010 bonus for Mr. Patek), the Company believes the annual bonus program creates a performance driven environment with a focus on the Company’s overall financial performance as a whole, rather than on individual achievements.

Mr. Patek-
Mr. Patek has direct responsibility for all the Company’s subsidiaries in the Aggregate and Mining group and is also the president of one of the subsidiaries, Telsmith, Inc. (“Telsmith”).  The majority of Mr. Patek’s 2010 annual bonus opportunity is pursuant to the incentive program for subsidiary presidents and is based on Telsmith’s achievement of performance goals relating to return on capital employed (weighted 30%), cash flow on capital employed (weighted 60%), and Telsmith’s safety record (weighted 10%).  For 2010, if Telsmith met its target goal of 14% for each financial metric and met the safety goal, Mr. Patek would receive a bonus equal to 50% of his base salary, or $100,000, which is consistent with past practice of granting maximum annual bonuses opportunities in an amount equal to 50% of an individual’s base salary for achievement of performance goals at the maximum performance level.  For 2010, Telsmith’s weighted average achievement on the three performance goals was 67.47%, and therefore Mr. Patek received a bonus equal to 33.73% of his base salary, or $67,467.  Additionally, due to his performance as Group VP of the Aggregate and Mining group, Mr. Patek received an additional $10,000 discretionary bonus.

Mr. Campbell and Mr. Smith-
Mr. Campbell has direct responsibility for the Company’s subsidiaries in the Mobile Asphalt group and the Underground group, and Mr. Smith has direct responsibility for the Company’s subsidiaries in the Asphalt group.  The Compensation Committee typically intends to provide Mr. Campbell and Mr. Smith with a discretionary bonus not normally exceeding the percentage of base salary bonus opportunities available to the presidents of the Company’s subsidiaries.  The bonus programs applicable to these individual subsidiaries, including the performance criteria, performance goals and maximum bonus opportunity, are generally consistent with the Telsmith bonus program described above; however, in determining the actual amount of bonus to be awarded, the Compensation Committee relies on the Company’s Chief Executive Officer to provide evaluations of Mr. Campbell and Mr. Smith and to make specific recommendations regarding their bonus amounts.  The Committee retains discretion, however, to adjust the amount of bonus earned by Mr. Campbell and Mr. Smith based on the recommendation of the Company’s Chief Executive Officer and a subjective assessment of the Company performance factors and individual performance factors described above.  After the completion of this process and considering the current business environment in which the Company operates, Mr. Campbell was awarded a discretionary bonus of $40,000 (16%  of his base salary for 2010), and Mr. Smith was awarded a discretionary bonus of $50,000 (20%  of his base salary for 2010).

Dr. Brock and Mr. Hall-
The Compensation Committee reviews the Company’s performance as a whole in determining the discretionary bonus for Messrs. Brock and Hall because they have responsibility for and oversee the entire Company’s operations. Mr. Hall, as vice president and chief financial officer, does not have the same level of direct impact on the Company’s operating results as Dr. Brock and therefore his annual bonus as a percentage of base salary is generally lower than that of Dr. Brock’s.  In determining the bonuses for Messrs. Brock and Hall, the Compensation Committee reviews the Company’s return on capital employed and cash flow on capital employed (the same metrics utilized for the subsidiary presidents). Additionally, the Compensation Committee makes an overall subjective judgment of the Company performance factors and the individual performance factors described above.  After the completion of this process and considering the current business environment in which the Company operates, Messrs. Brock and Hall were awarded a discretionary bonus of $100,000 and $35,000, respectively for 2010.

Long-Term Incentive Compensation

The Company provides long-term incentives to its executive officers through its 2006 Incentive Plan, which permits the grant of various equity based awards, including stock options, stock appreciation rights, restricted stock and performance awards that are payable in stock.  Grants of equity based compensation are designed to create a strong and direct link between executive officer pay and shareholder return and to enable executive officers to develop and maintain a long-term position in the Company’s common stock.  Awards are granted at our discretion based on Company performance, individual performance and the employee’s position with the Company.

In August 2006, the Company developed a long-term incentive program for annual grants of restricted stock units (“RSUs”) to approximately 100 employees, including the named executive officers, based on the Company’s goal of increasing its earnings by 100% over a five-year performance period (fiscal year 2006 through fiscal year 2010).  The Compensation Committee reserved 24,500 RSUs that may be earned each year by Company employees and a number of RSUs that may be earned each year by employees in each of the Company’s subsidiaries, based on achievement of earnings goals for the year at target levels.  If the goals discussed below are met, the Compensation Committee grants a certain number of RSUs determined in its discretion to each of the Company’s key employees that participate in the program, including the named executive officers other than Mr. Patek, who participates in the Telsmith allocation. The individuals with greater influence over the Company’s performance generally receive more RSUs. For example, Dr. Brock, as President and CEO, earns more RSUs than other employees because of his level of influence on Company operations. The Compensation Committee, in its discretion and after consideration of the recommendation of the Company’s Chief Executive Officer, also determines the amount of RSUs granted to subsidiary presidents, including Mr. Patek, and each subsidiary president then divides the remainder allocated to his or her subsidiary among the subsidiary’s key employees. RSUs vest and convert into shares of the Company’s common stock five years from the grant date, subject to the individual’s continued employment (other than in certain cases, such as retirement after reaching age 65).  In addition, management will receive an additional award if the cumulative performance over the five-year period exceeds the cumulative goals.

Messrs. Brock, Hall, Campbell and Smith’s performance targets for 2008, 2009 and 2010 were based entirely on the performance of the Company as a whole, with performance targets based on net income and return on capital employed. The performance targets must be met each year, after considering any allowed carryover of prior year’s profits in excess of plan goals, in order to earn the RSUs.  The performance targets were developed with the assistance of a compensation consultant, Towers Perrin, in 2005.  Annual net income targets were set at levels which would increase annual net income of the existing Astec companies by 75% over the 5-year period and which would result in an after tax return on capital employed of at least 14%. Meeting these income targets was designed to allow the Company to achieve its goal of increasing its total net income by 100% over the 5-year period with the other 25% net income growth to come from acquisitions.  The number of shares allocated to Messrs. Brock, Hall, Campbell and Smith were developed with the assistance of the outside consultant with final approval being given each year by the Compensation Committee.

If the net income goal is not met in one year, no RSUs are granted. However, if the Company misses the goal in one year, the Company can “carry back” net income earned in excess of the goal for the following year to meet the goal for such year. The Company can also “carry forward” net income earned in excess of the goal for one year into any of the following years in the five-year performance period. The number of RSUs earned by named executive officers for fiscal year 2010 was doubled if the Company (or Telsmith, in the case of Mr. Patek) exceeded the five-year cumulative net income target. This extra award for achieving the cumulative five-year net income target was increased proportionally by the percentage the actual results exceeded the net income goal.  The Company has exceeded the annual net income goals after considering the allowed carry forward of prior year excess earnings in each of 2010, 2009 and 2008, and also exceeded the five-year net income goal by 3.9%.

In addition to achieving the net income goal, the Company (and Telsmith, in the case of Mr. Patek) must also attain a return on capital employed, as defined, of at least 14% for RSU grants to be earned by the named executive officers in each year.

Mr. Patek’s RSU grant is based upon the Company’s performance as described for the other named executive officers with respect to 25% of his award. The remaining 75% is based upon the performance of Telsmith, measured in the same manner as discussed above for the Company.

The Company and certain of its subsidiaries have met the earnings goals discussed above in each of the five plan years ending 2010, and therefore the Company’s key employees have earned RSUs for these years (the grant is usually made in February of the following year).  Telsmith met its goal for 2006, 2007, 2008 and 2009; however Telsmith did not meet its goal for 2010 or the cumulative five year goal, so no RSU’s were awarded to Mr. Patek in February 2011.  The RSUs granted to the named executive officers in such years for the previous year’s performance, based on the allocation determined in the Compensation Committee’s discretion, is as follows:

	2007	2008	2009	2010	2011
Dr. Brock	9,000	9,000	9,000	9,000	18,351
Mr. Hall	1,000	1,000	1,000	1,000	2,039
Mr. Campbell	3,100	3,100	3,100	3,100	6,321
Mr. Smith	3,100	3,100	3,100	3,100	6,321
Mr. Patek	1,500	1,500	1,500	1,500	--

Perquisites and other Executive Benefits

Executive officers are eligible for certain perquisites and additional benefits that are not available to all employees (but are available to many management level employees), including premiums for term life insurance for the Company’s CEO, Dr. Brock.  In addition, our executive officers are eligible for benefits under our Supplemental Executive Retirement Plan (“SERP”).  The SERP provides additional benefits to individuals whose retirement benefits are affected by the limit on the maximum amount of compensation which may be taken into account under the qualified pension and 401(k) plans and provides additional benefits on annual profit sharing distributions not recognized under the qualified plans. Additional details regarding perquisites and other benefits provided to our named executive officers are disclosed in the Summary Compensation Table and described in the accompanying narrative.

We believe the perquisites and additional benefits provided to our named executive officers are reasonable in light of industry practices and competitive with the perquisites provided to executive officers within our peer group.  We review the perquisites provided to our executive officers on an annual basis to ensure that we are providing benefits that align with our overall compensation goal of providing competitive compensation to our executive officers that maximizes the interests of our shareholders.

Other Factors Affecting Compensation

Tax Deductibility Under Section 162(m)

In establishing pay levels for our named executive officers, the Committee considers the impact of Section 162(m) of the Internal Revenue Code on the amount of compensation deductible by the Company.  Under current tax law, Section 162(m) imposes a $1 million limit (per “covered employee”) that a publicly traded company can deduct for compensation paid to the CEO and four other most highly compensated executive officers employed as of the end of any fiscal year.  This limitation does not apply to pay that qualifies as “performance-based compensation” (as defined under Section 162(m)).  In order to qualify as “performance-based”, compensation must, among other things, be based solely on the attainment of pre-established objective goals under a shareholder approved plan, with no positive discretion permitted when determining award payouts.

While our current annual incentive program is discretionary and therefore does not qualify as “performance-based compensation” under Section 162(m), the Committee generally seeks to structure long-term incentive arrangements for named executive officers to qualify for full tax deductibility under Section 162(m).  Our current long-term incentive program provides for annual grants of restricted stock units that are earned by the named executive officers based entirely on the Company’s achievement of pre-established performance goals.  Any options and stock appreciation rights granted under the 2006 Incentive Plan will be exempt from the deduction limit of 162(m).  The Compensation Committee may designate any other award granted under the 2006 Incentive Plan as performance-based in order to make the award fully deductible.  However, the Committee reserves the right to make awards outside of these plans or to provide compensation that does not qualify for full tax deductibility under Section 162(m) when deemed appropriate.

Accounting Considerations

The Company considers the accounting implications of all aspects of its executive compensation program.  As a result of the provisions of FASB ASC Topic 718, we do not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on our selection of forms of equity compensation.  In addition, accounting treatment is just one of many factors impacting plan design and pay determinations.  Our executive compensation program is designed to achieve the most favorable accounting and tax treatment possible as long as doing so does not conflict with intended plan design or program objectives.

Additional Executive Compensation Policies

Stock Ownership Guidelines

The Company encourages executive stock ownership but does not currently have formal guidelines in place.  The Committee will periodically monitor executive officer stock ownership levels to determine whether ownership requirements are warranted.

EXECUTIVE COMPENSATION

Summary Compensation Table

This table provides information regarding compensation paid to or earned by our named executive officers for the fiscal years ended December 31, 2008, December 31, 2009 and December 31, 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
J. Don Brock, Chairman of the Board and President (PEO)	2010 2009 2008	545,000 545,000 545,000	100,000 -- 275,000	218,610 199,980 346,680		123,005 141,709 133,952	986,615 886,689 1,300,632
F. McKamy Hall VP, Chief Financial Officer and Treasurer (PFO)	2010 2009 2008	228,000 228,000 228,000	35,000 -- 75,000	24,290 22,220 38,520		36,599 44,015 43,360	323,889 294,235 384,880
W. Norman Smith, Group VP, Asphalt	2010 2009 2008	250,000 250,000 250,000	50,000 -- 120,000	75,299 68,882 119,412		39,898 52,065 54,515	415,197 370,947 543,927
Thomas R. Campbell Group VP, Mobile Paving & Underground	2010 2009 2008	250,000 250,000 250,000	40,000 -- 120,000	75,299 68,882 119,412		47,562 47,293 45,523	412,861 366,175 534,935
Richard A. Patek. Group VP Aggregate & Mining Group & President, Telsmith(5)	2010	200,000	10,000	36,435	67,467	45,513	359,415

(1)
Reflects discretionary annual bonuses paid to our named executive officers based on the overall performance of the Company and individual performance factors, as more fully described in the Compensation Discussion and Analysis section of this proxy statement.

(2)
Beginning in August 2006, we authorized and reserved an aggregate number of unallocated shares of common stock to be awarded to approximately 100 employees, including our named executive officers, as stock performance awards pursuant to a long-term incentive program under our 2006 Incentive Plan.  Each year that the Company and/or its subsidiaries meet established performance expectations, key members of management will be awarded restricted stock units.  Restricted stock units were granted in March 2007, February 2008, February 2009, February 2010 and February 2011 based on performance in the prior year.  Additional RSUs based on five year cumulative performance were also granted in February 2011.  Dollar amounts shown are equal to the grant date fair value of the RSU’s granted in the reported year, determined in accordance with Financial Accounting Standards Board ASC Topic 718 Stock Compensation (“FASB ASC Topic 718”). The grant date fair value of the RSUs is equal to the Company’s per share stock value on each grant date times the number of RSU’s granted.

(3)	Reflects annual incentive bonus earned based on achievement of pre-established performance goals, as more fully described in the Compensation Discussion and Analysis section of this proxy statement.

(4)	Amounts included in this column for 2010 include the following:

	Brock	Hall	Smith	Campbell	Patek
Employer contribution to 401(k) plan	$7,350	$7,350	$7,350	$7,350	$7,350
Employer contribution to SERP	54,500	22,800	25,000	25,000	27,000
Premiums for term life insurance	23,570	--	--	--	--
Tax gross up on perks	14,142	--	--	--	--
Personal use of automobile costs	2,728	6,449	1,779	3,193	3,471
Personal use of company airplane	1,850	--	--	--	--
Compensation for unused vacation	18,865	--	5,769	12,019	7,692
TOTAL	$123,005	$36,599	$39,898	$47,562	$45,513

       (5)                      Mr. Patek was not one of our named executive officers in 2009 or 2008.

Grants of Plan-Based Awards for Fiscal Year 2010

The following table sets forth individual grants of awards made to each named executive officer during fiscal year 2010.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)	(#)(2)	($)(3)
Dr. Brock	2-28-10				9,000	218,610
Mr. Hall	2-28-10				1,000	24,290
Mr. Smith	2-28-10				3,100	75,299
Mr. Campbell	2-28-10				3,100	75,299
Mr. Patek		1	100,000	100,000
Mr. Patek	2-28-10				1,500	36,435

(1)	Represents potential threshold, target and maximum payout opportunities for financial performance in 2010 under the annual cash incentive plan in place for Mr. Patek.

(2)
Represents restricted stock units granted under our 2006 Incentive Plan based on 2009 performance.  Awards based on 2010 performance were granted in February 2011 and will be reflected in the Grants of Plan Based Awards for Fiscal Year 2011 table in next year’s proxy statement. The restricted stock units vest five years from the date they are granted or upon the retirement of the grantee after reaching age 65 if earlier.

(3)
Represents the aggregate grant date fair value of each restricted stock unit award. The grant date fair value of the awards is determined pursuant to FASB ASC Topic 718 and is equal to the Company’s stock price on the date of grant times the number of RSU’s granted.

Outstanding Equity Awards at 2010 Fiscal Year-End
This table discloses outstanding stock option and stock awards for the named executive officers as of December 31, 2010.

Option Awards	Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (6)
Dr. Brock	25,322		19.430	3/6/2015	9,000	2	291,690
					9,000	3	291,690
					9,000	4	291,690
					9,000	5	291,690

Mr. Hall					1,000	2	32,410
					1,000	3	32,410
					1,000	4	32,410
					1,000	5	32,410

Mr. Smith					3,100	2	100,471
					3,100	3	100,471
					3,100	4	100,471
					3,100	5	100,471

Mr. Campbell					3,100	2	100,471
					3,100	3	100,471
					3,100	4	100,471
					3,100	5	100,471

Mr. Patek	14,651		14.50	1/1/2012	1,500	2	48,615
	10,000		19.43	3/6/2015	1,500	3	48,615
					1,500	4	48,615
					1,500	5	48,615

(1)	All stock options were awarded under the 1998 Long-Term Incentive Plan. All options are fully vested.

(2)
Reflects restricted stock units granted under our 2006 Incentive Plan. The restricted stock units vest as to 100% of the units on March 8, 2012, which is the fifth anniversary of the grant date, or upon the retirement of the executive after reaching age 65, if earlier.

(3)
Reflects restricted stock units granted under our 2006 Incentive Plan. The restricted stock units vest as to 100% of the units on February 28, 2013, which is the fifth anniversary of the grant date, or upon the retirement of the executive after reaching age 65, if earlier.

(4)
Reflects restricted stock units granted under our 2006 Incentive Plan. The restricted stock units vest as to 100% of the units on February 28, 2014, which is the fifth anniversary of the grant date, or upon the retirement of the executive after reaching age 65, if earlier.

(5)
Reflects restricted stock units granted under our 2006 Incentive Plan. The restricted stock units vest as to 100% of the units on February 28, 2015, which is the fifth anniversary of the grant date, or upon the retirement of the executive after reaching age 65, if earlier.

(6)
 Reflects the value calculated by multiplying the number of restricted stock units by $32.41, which was the closing price of our common stock on December 31, 2010, the last trading day in our 2010 fiscal year.

Nonqualified Deferred Compensation for Fiscal Year 2010

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings (Losses) in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
Dr. Brock	--	54,500	240,602	--	1,457,833
Mr. Hall	--	22,800	52	--	527,812
Mr. Smith	--	25,000	120,779	--	732,125
Mr. Campbell	--	25,000	17,803	--	885,613
Mr. Patek	--	27,000	67,460	--	411,142

(1)
Reflects the annual Company contributions made to the Supplemental Executive Retirement Plan (SERP) accounts of the named executive officers in an amount equal to 10% of the executive’s total compensation, as defined in the plan.  These amounts are reflected in the Summary Compensation Table in the “All Other Compensation” column.

(2)
Reflects the aggregate earnings credited to the executive’s account during 2010, which include interest and other earnings based on the investment elections of the executive.  All investment elections provide market returns and there were no preferential or above-market earnings that would be required to be included in the Summary Compensation Table in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column.

(3)
To the extent that a participant was a named executive officer in prior years, executive and Company contributions included in the “Aggregate Balance at Last FYE” column have been reported as compensation in the Summary Compensation Table for the applicable year.

The Astec Industries, Inc. Supplemental Executive Retirement Plan (SERP) provides a fully vested retirement benefit to our named executive officers upon their termination of employment with the Company.

During a participant’s employment, the Company contributes 10%, unless specified otherwise by the Board, of such participant’s compensation (which includes base salary and annual profit sharing distribution but excludes certain amounts, such as an amount realized from the exercise of a stock option) to each named executive officer’s SERP account. This amount is credited with earnings or losses based on the rate of return on the Participant’s investment elections, which include money market funds, mutual funds, and Company common stock, and are generally the same investment choices available under our 401(k) plan.

Upon separation from service, the Company will pay the participant a single lump sum in cash equal to the amount in his or her SERP account or a participant may elect to receive payment in annual installments, not to exceed 10 years. If a participant dies before receiving the lump sum payment, or, in the case of an annual installment election, before receiving all installments, the SERP account balance will be distributed to his or her survivor in a single lump sum as soon as practicable following the participant’s death.

Accelerated withdrawal is not permitted except in certain limited circumstances specified in the plan. The Company may terminate the SERP at any time but must pay participants the account value as determined under the SERP.

Potential Payments Upon Termination or Change-in-Control

As a matter of business philosophy, the Company generally does not enter into employment agreements or severance agreements with the Company’s senior executive officers, including the named executive officers.  In the event of a termination without cause or resignation without good reason, or a change in control of the Company, the Company would consider at that time based on the circumstances whether to enter into any arrangements providing for payments to our named executive officers.

Our 2006 Incentive Plan provides that awards will vest and become fully-exercisable, either immediately or at the end of any applicable performance year, in the event of a termination due to the death, disability or retirement (after reaching age 65) of the individual.  In addition, in the event of a change in control where the surviving entity does not assume or otherwise equitably convert the awards, outstanding awards vest and become fully exercisable as of the end of the month immediately preceding the change in control.  In addition, our Compensation Committee has the discretion to fully vest awards under the 2006 Incentive Plan upon termination of employment or a change in control, even if such events do not automatically trigger vesting under the plan.

All outstanding options or stock awards under our 1998 Long-Term Incentive Plan are fully vested and currently exercisable.  Thus, they would not be impacted in the event of death, disability or termination of employment or a change in control of the Company.

The following table sets forth the number and value (based upon the fair market value of Astec stock on December 31, 2010) of restricted stock units held by the named executive officers as of December 31, 2010 that would have vested and converted to shares of common stock upon a termination of employment or a change in control as of such date under the specified circumstances.

	Restricted stock units vesting upon death, disability, retirement or change in control
Name	(#)	($)
Dr. Brock	36,000	1,166,760
Mr. Hall	4,000	129,640
Mr. Smith	12,400	401,884
Mr. Campbell	12,400	401,884
Mr. Patek	6,000	194,460

The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment including accrued salary, vacation pay, regular pension benefits, welfare benefits and 401(k) and nonqualified deferred compensation distributions. Amounts that would be distributed pursuant to our SERP for retirement eligible executives are indicated in the Nonqualified Deferred Compensation Plan table above.

DIRECTOR COMPENSATION

Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Total ($)
James B. Baker	10,500	21,000	--	31,500
Phillip E. Casey	23,500	28,000	--	51,500
Daniel K. Frierson	11,500	28,000	--	39,500
William D. Gehl	24,500	28,000	--	52,500
Ronald F. Green	15,500	28,000	--	43,500
William B. Sansom	22,000	28,000	--	50,000
Glen E. Tellock	29,000	28,000	--	57,000

(1)
Dr. Brock and Mr. Smith, two of our named executive officers, served as directors of the Company during 2010 but are excluded from this section since they received no compensation as directors of the Company.

(2)	Reflects attendance fees for the various Board and Committee meetings attended and annual retainers for committee membership.

(3)
Reflects the grant date fair value of common stock awards granted as payment of the director’s annual retainer, with respect to Messrs. Baker, Casey, Frierson, Green, Sansom and Tellock, and deferred stock awards granted as payment of the director’s annual retainer, with respect to Mr. Gehl.  The fair value of awards of common stock and deferred stock was determined by reference to the market price of the underlying shares on the grant date and in accordance with FASB ASC Topic 718.  The dollar values shown above equal the full grant date fair value of the awards.

The following table shows the aggregate number of deferred stock awards held by each director who is not a named executive officer as of December 31, 2010:

Director	Deferred Stock Awards
Mr. Casey	--
Mr. Frierson	3,918
Mr. Gehl	10,994
Mr. Green	--
Mr. Sansom	--
Mr. Tellock	--

(4)      None of the directors were issued option awards during 2010.  The following table shows the aggregate number of options held by each director who is not a named executive officer as of December 31, 2010:

Director	Options
Mr. Casey	--
Mr. Frierson	1,287
Mr. Gehl	--
Mr. Green	--
Mr. Sansom	9,574
Mr. Tellock	--

Material Terms of Director Compensation Plan

Our director compensation plan provides for both cash and equity compensation for our non-employee directors.  The principal features of the director compensation plan as in effect for 2010 are described below.  We review director compensation on an annual basis.

Annual Retainers.  All non-employee directors received an annual board retainer fee of $28,000 which they can individually elect to receive in the form of cash, stock, deferred stock or stock options each year.  This annual board retainer fee was increased to $33,000 effective in 2011.  In addition, the director compensation plan provides for the following supplemental annual retainers:

2010(1)
Audit Committee member	$4,000
Compensation Committee member	2,000
Nominating and Corporate Governance Committee member	2,000

(1)	These fees for 2010 were paid to the appropriate directors in February 2011.

Meeting Fees.  Our director compensation plan provides for meeting fees for non-employee directors as follows:

•	$1,500 for each board meeting;
•	$1,000 for each committee meeting attended; and
•	$500 additional fee to the audit committee chairman for each audit committee meeting attended.

Equity Awards.  In accordance with the Company's Non-Employee Directors Stock Incentive Plan, the Company's non-employee directors may elect to receive their annual retainer in the form of cash, shares of common stock, deferred stock or stock options. If the director elects to receive common stock, whether on a current or deferred basis, the number of shares to be received is determined by dividing the dollar value of the annual retainer by the fair market value of the common stock on the date the retainer is payable.

Non-employee directors may elect to defer the receipt of common stock received as payment of the annual retainer until the earlier of (i) his or her termination of service as a director, or (ii) another designated date at least three years after the date of such deferral election. If any dividends or other rights or distributions of any kind are distributed to shareholders prior to the non-employee director's receipt of his or her deferred shares, an amount equal to the cash value of such distribution will be credited to a deferred dividend account for the non-employee director. The deferred dividend account will provide the non-employee director with the right to receive additional shares of common stock having a fair market value as of the date of the dividend distribution equal to the cash value of the distributions.

Non-employee directors may also elect to receive stock options in payment of the annual retainer. If the director elects to receive stock options, the number of options to be received is determined by dividing the dollar value of the annual retainer by the Black-Scholes value of an option on the date the retainer is payable. The options will be fully exercisable on the date of grant.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and in this proxy statement.

COMPENSATION COMMITTEE

William D. Gehl (Chairman)
Ronald F. Green
Phillip E. Casey
James B. Baker

This Report of the Compensation Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

REPORT OF THE AUDIT COMMITTEE

Decisions and recommendations regarding the financial reporting procedures of the Company are made by the Audit Committee of the Board of Directors, which was comprised of Messrs. Casey, Gehl, Tellock, and Sansom during the entire 2010 year and Mr. Baker after his election as a Director effective April 2010.  The following report is not subject to incorporation by reference in any filings made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

We, as a committee of the Board of Directors, oversee the Company’s financial reporting process on behalf of the Board of Directors.  We operate under a written charter adopted by the Board of Directors on March 13, 2000, and amended and restated on each of October 24, 2002 and March 11, 2004.  This report reviews the actions we have taken with regard to the Company’s financial reporting process during 2010 and the Company’s audited consolidated financial statements as of December 31, 2010 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

In March 2004, the Board designated us to also serve as the Company’s Qualified Legal Compliance Committee (“QLCC”) in accordance with SEC rules and regulations. In our capacity as the QLCC, we are responsible for handling reports of a material violation of the securities laws or a breach of a fiduciary duty by the Company, its officers, directors, employees, or agents. In our capacity as the QLCC, we have the authority and responsibility to inform the Company’s Chief Executive Officer of any violations.  We can determine whether an investigation is necessary and can take appropriate action to address these reports.  If an investigation is deemed necessary or appropriate, we have the authority to notify the Board, initiate an investigation and retain outside experts.

We are composed solely of independent directors, as that term is defined in Rule 5605(a)(2) of the Nasdaq Rules, and as independence for audit committee members is defined in the Nasdaq Rules.  None of the committee members is or has been an officer or employee of the Company or any of its subsidiaries or has engaged in any business transaction or has any business or family relationship with the Company or any of its subsidiaries or affiliates. Our Chairman, Mr. Tellock, has been designated by the Board as our financial expert.  Mr. Tellock is independent of management, as such term is used in item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

The Company’s management has the primary responsibility for the Company’s financial statements and reporting process, including the systems of internal controls.  The Company’s outside auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon.  Our responsibility is to monitor and oversee these processes and to recommend annually to the Board of Directors the accountants to serve as the Company’s outside auditors for the coming year.

We have implemented procedures to ensure that during the course of each fiscal year we devote the attention that we deem necessary or appropriate to fulfill our oversight responsibilities under our charter.  To carry out our responsibilities, we met nine times during 2010.

In fulfilling our oversight responsibilities, we reviewed with management the audited financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 including a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

We reviewed with the Company’s outside auditors during 2010, Ernst & Young LLP, as to their judgments about the quality (rather than just the acceptability) of the Company’s accounting principles and such other matters as are required to be discussed with us under Statement on Auditing Standards No. 61, Communication with Audit Committees, with respect to the time such auditor was performing services for the Company.  In addition, we discussed with Ernst & Young LLP their independence from management and the Company, including the matters in the written disclosures required of Ernst & Young LLP by the Public Company Accounting Oversight Board independence and ethics rule, Rule 3526 Communication with Audit Committee Concerning Independence, that we received with respect to the time such auditor was performing services for the Company.  We also considered whether the provision of services during 2010 by Ernst & Young LLP that were unrelated to their audit of the financial statements referred to above and to their reviews of the Company’s interim financial statements during 2010 was compatible with maintaining Ernst & Young LLP’s independence with respect to the time such auditor was performing services for the Company.

Additionally, we discussed with the Company’s internal and independent auditors the overall scope and plan for their respective audits.  We met with the outside auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Glen E. Tellock, Chairman
James B. Baker
Phillip E. Casey
William D. Gehl
William B. Sansom

March 4, 2011

TRANSACTIONS WITH RELATED PERSONS

The Company recognizes that transactions between the Company and any of its related persons (as such term is defined in Item 404(a) of Regulation S-K) can present potential or actual conflicts of interest or create the appearance that Company decisions are based on considerations other than the best interests of the Company and its shareholders.  Therefore, as a general matter, it is the Company’s preference to avoid such transactions.  Nevertheless, the Company recognizes that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of the Company.  Therefore, the Company has adopted a written policy with respect to related person transactions which requires either the Company’s Audit Committee or the Company’s Compensation Committee to review and, if appropriate, to approve or ratify any such transactions.  Pursuant to the Company’s written policy, any transaction in which the Company is or will be a participant and the amount involved exceeds $120,000, and in which any of the Company’s related persons had, has or will have a direct or indirect material interest, must be reviewed, and if appropriate, approved or ratified by either the Audit Committee or the Compensation Committee.

Benjamin G. Brock served as the Vice President of Sales for Astec, Inc., a wholly-owned subsidiary of the Company, since January 2003 and, since November 1, 2006, has served as the President of Astec, Inc. with annual compensation at market rates of approximately $262,000 in salary and annual profit sharing.  Mr. Brock is Dr. J. Don Brock’s son.  Thomas R. Campbell has served as Group Vice President of Mobile Asphalt Paving and Underground since 2001 with compensation at market rates in excess of $120,000 per year, as disclosed on the Summary Compensation Table.  Mr. Campbell and Dr. J. Don Brock are first cousins.  The Audit Committee has reviewed and approved or ratified these transactions.  In addition, William G. Dorey, a nominee to the Board, served as Director, President and Chief Executive Officer of Granite Construction Incorporated from 2004 until his retirement in August 2010. During 2010, Granite Construction purchased approximately $1,050,000 of products and services from the Company. Mr. Dorey had no direct interest in these transactions.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to beneficial ownership of Company’s Common Stock as of February 17, 2011, by the following individuals or groups:

•	each of our current directors, nominees for director, and Named Executive Officers individually;
•	all our directors and executive officers as a group; and
•	each person (or group of affiliated persons) known by us to own beneficially more than 5% of our outstanding common stock.

The percentage of beneficial ownership of common stock is based on 22,648,522 shares deemed outstanding as of February 17, 2011. In preparing the following table, we relied upon statements filed with the SEC by beneficial owners of more than 5% of the outstanding shares of our common stock pursuant to Section 13(d) or 13(g) of the Exchange Act, unless we knew or had reason to believe that the information contained in such statements was not complete or accurate, in which case we relied upon information that we considered to be accurate and complete. We have determined beneficial ownership in accordance with the rules of the SEC. Except as otherwise indicated, we believe, based on information furnished to us, that the beneficial owners of the common stock listed below have sole voting power and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

Name and Address1	Shares Beneficially Owned2	Percent of Class
Directors, Nominees and Named Executive Officers
J. Don Brock3	2,576,760	11.4%
F. McKamy Hall4	6,439	--
W. Norman Smith5	189,777	--
Thomas R. Campbell6	--	--
Richard A. Patek7	25,476	--
William B. Sansom8	17,990	--
Daniel K. Frierson9	5,598	--
Glen E. Tellock	4,280	--
William D. Gehl10	1,286	--
Ronald F. Green	9,538	--
Phillip E. Casey	5,078	--
James B. Baker	650	--
William G. Dorey	--	--
All directors and executive officers as a group11	2,880,058	12.7%
5% Stockholders
Lynne W. Brock12	1,608,722	7.1%
Artisan Partners LP13	1,616,881	7.1%
Blackrock, Inc.14	1,766,019	7.8%
Franklin Advisory Services15	1,262,400	5.6%

1 Except as otherwise noted, the address of each beneficial owner listed in the table is c/o Astec Industries, Inc. at 1725 Shepherd Road, Chattanooga, Tennessee 37421.

2 The amounts of the Company’s Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities.  The beneficial owner has both voting and dispositive power over the shares of Common Stock, unless otherwise indicated.  As indicated, certain of the shares included are beneficially owned by the holders by virtue of their ownership of rights to acquire such shares pursuant to options to purchase Common Stock, deferred stock rights and restricted stock units.  Unless indicated in the table, the number of shares included in the table as beneficially owned by a director, nominee or officer does not exceed one percent of the Common Stock of the Company outstanding on February 17, 2011.

3 Dr. Brock is the president and chief executive officer of the Company.  The shares beneficially owned by Dr. Brock include 44,475 shares held in a residuary trust over which shares Dr. Brock has control as trustee.  Beneficially owned shares also include 25,322 stock options to purchase shares of Common Stock that are currently exercisable or will become exercisable within 60 days after February 17, 2011, and 54,351 restricted stock units that convert to shares of Common Stock on a future designated date, subject to earlier settlement upon retirement.

4 Mr. Hall is the principal financial officer of the Company.  The shares beneficially owned by Mr. Hall include 6,039 restricted stock units that convert to shares of Common Stock on a future designated date, subject to earlier settlement upon retirement.

5 Mr. Smith is the group vice president of the Company’s Asphalt segment.  The shares beneficially owned by Mr. Smith include 18,721 restricted stock units that convert to shares of Common Stock on a future designated date, subject to earlier settlement upon retirement.  Beneficially owned shares also include 171,056 shares held in a revocable living trust over which Mr. Smith is trustee.

6 Mr. Campbell is the Group Vice President of the Mobile Asphalt Paving and Underground segments of the Company.

7 Mr. Patek is the Group VP of Aggregate and Mining and President of Telsmith, Inc.  The shares beneficially owned by Mr. Patek include 24,651 stock options to purchase shares of Common Stock that are either currently exercisable or will become exercisable within 60 days after February 17, 2011, and 825 shares held in the Company’s 401(k) Plan.

8 Includes 9,574 stock options to purchase shares of Common Stock that are currently exercisable or will become exercisable within 60 days after February 17, 2011.

9 Includes 1,287 stock options to purchase shares of Common Stock that are currently exercisable or will become exercisable within 60 days after February 17, 2011.  Also includes 661 deferred stock rights, each of which represents the right to receive one share of Common Stock within 30 days of termination of service as a director.

10 Includes 933 deferred stock rights, each of which represents the right to receive one share of Common Stock within 30 days of termination of service as a director.

11 Includes 75,132 shares that the directors and executive officers have the right to acquire pursuant to currently exercisable options or options exercisable within 60 days after February 17, 2011 under the Company’s stock option plans.  Such shares are issuable upon exercise of such options and are assumed to be outstanding for purposes of determining the percent of shares owned by the group.  Also includes 3,183 shares of Common Stock held in the Company’s 401(k) Plan, 661 deferred rights to shares of Common Stock and 81,585 restricted stock units which convert to shares of Common Stock on a future designated date, subject to earlier settlement upon retirement.

12 The information shown is derived from account statements of Lynne W. Brock, which were provided as of February 17, 2011 by her investment broker at Stifel, Nicolaus & Company, Inc.  The address for Ms. Brock is 6454 Solitude Drive, Chattanooga, Tennessee 37416.

13 The number of shares reported and the information included in this footnote were derived from a Schedule 13G/A filed with the SEC on February 11, 2011 jointly by Artisan Partners Holdings LP, Artisan Investment Corporation, Artisan Partners Limited Partnership, Artisan Investments GP LLC, ZFIC, Inc., Andrew A. Ziegler, Carlene M. Ziegler and Artisan Funds, Inc. According to the Schedule 13G/A, (i) Artisan Partners Holdings LP, Artisan Investment Corporation, Artisan Partners Limited Partnership, Artisan Investments GP LLC, ZFIC, Inc., Andrew A. Ziegler and Carlene M. Ziegler each beneficially owns 1,616,881 shares, with shared dispositive power over all such shares and shared voting power over 1,549,381 shares; and (ii) Artisan Funds, Inc. beneficially owns 1,066,281 shares, with shared dispositive and voting power over all such shares. The address for Artisan Partners LP and each of the other filings persons is 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202.

14 The number of shares reported and the information included in this footnote were derived from a Schedule 13G/A filed with the SEC on February 2, 2011 by BlackRock, Inc. According to the Schedule 13G/A, BlackRock, Inc. owns 1,766,019 shares with sole dispositive and voting powers over such shares. The address for BlackRock, Inc. is 40 East 52nd Street, New York, NY  10022.

15 The number of shares reported and the information included in this footnote were derived from a Schedule 13G filed with the SEC on February 2, 2011 jointly by Franklin Resources, Inc. (“Franklin Resources”), Charles B. Johnson, Rupert H. Johnson and Franklin Advisory Services, LLC (“Franklin Services”). According to the Schedule 13G, (i) Franklin Resources and Franklin Services each beneficially owns 1,262,400 shares, with shared dispositive power over all such shares and shared voting power over 1,212,800 shares; and (ii) Charles B. Johnson and Rupert H. Johnson each beneficially owns 1,262,400 shares, with shared dispositive and voting power over zero shares. According to the Schedule 13G, the shares are held by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, including Franklin Services. Investment management contracts grant to such subsidiaries all investment and/or voting power over the securities owned by such investment management clients.  Charles B. Johnson and Rupert H. Johnson each own in excess of 10% of the outstanding common stock of Franklin Resources and are the principal stockholders of Franklin Resources. The address of Franklin Resources, Charles B. Johnson and Rupert H. Johnson is One Franklin Parkway, San Mateo CA 94403. The address of Franklin Services is One Parker Plaza, Ninth Floor, Fort Lee, NJ 07024.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own beneficially more than 10% of the Company’s Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission, and to furnish the Company with copies of all Section 16(a) forms they file.  In addition, Item 405 of Regulation S-K requires the Company to identify in this Proxy Statement any person that may have failed to file a Section 16(a) form in a timely manner.  Based solely upon information provided to the Company by each such person, the Company believes that its directors, executive officers and greater than 10% shareholders complied during fiscal 2010 with all applicable Section 16(a) filing requirements except that on February 28, 2010, the Company issued Restricted Stock Units to its executive officers (Messrs. Anderson, B. Brock, J. D. Brock, Bremmer, Campbell, Dorris, Hall, Patek, Pfeiffer, Silvious, Smith, and Vig), and each of these awards was reported late on a Form 4 filed on April 12, 2010.  In addition, on May 17, 2010, director Phillip E. Casey’s stock broker sold four shares of the Company’s Common Stock on behalf of Mr. Casey in order to pay Mr. Casey’s annual brokerage account fees. Mr. Casey reported this sale on a Form 5 that was filed on February 1, 2011.

AUDIT MATTERS

Ernst & Young LLP served as the Company’s independent registered public accounting firm from June 15, 2006 until December 31, 2010.  Ernst & Young LLP is serving as the independent registered public accounting firm for the Company for the current calendar year.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Fees Paid to the Independent Registered Public Accounting Firm

The following tables present fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2010 and 2009, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2010	2009
Audit Fees(1)	$1,638,858	$1,644,000
Audit-Related Fees(2)	103,357	89,400
Tax Fees(3)	162,102	109,344
All Other Fees(4)	1,995	1,995
Total:	$1,906,312	$1,844,739

(1)
Audit Fees consisted of professional services performed for the audit of the Company’s annual financial statements and the required review of financial statements included in the Company’s Form 10-Q filings, as well as fees for subsidiary audits.

(2)	Audit-Related Fees consisted of audits of financial statements of employee benefit plans and accounting assistance.

(3)	Tax Fees consisted of fees for tax compliance and tax consulting services.

(4)	Other fees are for a subscription to Ernst & Young Online, a website useful in researching accounting guidance.

Audit Fee Approval

The percentage of fees paid to Ernst & Young LLP for audit fees, audit-related fees, tax fees and all other fees that were approved by the Company’s Audit Committee was 100% in fiscal 2010 and fiscal 2009.

Audit Committee Pre-Approval Policy

Since October 24, 2002, the Company’s Audit Committee has approved all fees for audit and non-audit services of the Company’s independent registered public accounting firm prior to engagement.  It is the policy of the Audit Committee, as set forth in the Audit Committee Charter, to pre-approve, to the extent required by applicable law, all audit and non-audit services provided to the Company by its independent registered public accounting firm. In accordance with applicable law, the Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant the required pre-approvals, provided that the decisions of any member(s) to whom such authority is delegated to pre-approve an activity shall be presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee has delegated to each of its members the authority to grant the required pre-approvals for any engagement that does not exceed twenty-five thousand dollars ($25,000).

Audit Committee Review

The Company’s Audit Committee has reviewed the services rendered and the fees billed by Ernst & Young LLP for the fiscal year ended December 31, 2010.  The Audit Committee has determined that the services rendered and the fees billed last year that were not related to the audit of the Company’s financial statements are compatible with the independence of Ernst & Young LLP as the Company’s independent registered public accounting firm.

SOLICITATION OF PROXIES

The costs of soliciting proxy appointments will be paid by the Company.  The Company’s directors, officers and employees may solicit proxies in person or by telephone, mail, facsimile, internet or otherwise, but they will not receive additional compensation for their services.  The Company may request brokers holding stock in their names, or the names of nominees, to forward proxy soliciting material to the beneficial owners of such stock and will reimburse such brokers for their reasonable expenses.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

The delivery rules regarding proxy statements and annual reports may be satisfied by delivering a single copy of a proxy statement and annual report or notice of availability of these materials to an address shared by two or more shareholders. This method of delivery is referred to as “householding.” Currently, the Company is not householding for registered shareholders, but brokers, dealers, banks or other entities which hold Common Stock in “street name” for beneficial owners of Common Stock and which distribute proxy statements and annual reports or notice of availability of these materials they receive to beneficial owners may be householding. Such brokers, dealers, banks or other entities may deliver only one proxy statement and annual report or notice of availability to certain multiple shareholders who share an address, unless the Company or such other distributor has received contrary instructions from one or more of those shareholders. The Company undertakes to deliver promptly upon request a separate copy of the proxy statement and/or annual report or notice of availability of these materials to a shareholder at a shared address to which a single copy of these documents was delivered. If you hold shares of Common Stock as a registered shareholder and prefer to receive separate copies of a proxy statement or annual report or notice of availability either now or in the future, please send a written request to the Corporate Secretary, Astec Industries, Inc. at 1725 Shepherd Road, Chattanooga, Tennessee 37421. Shareholders who hold Common Stock through a broker, dealer, bank or other entity, who share an address and are receiving multiple copies of annual reports or proxy statements or notices of availability and who prefer to receive a single copy of such material, either now or in the future, can request delivery of a single copy of a proxy statement, annual report and/or or notice of availability, as requested, by contacting such broker, dealer, bank or other entity.

Our annual report and proxy will also be available on the web prior to our annual meeting.  Once posted, you will be able to access, view and download this year’s Annual Report and Proxy Statement on the web at www.proxyvote.com.

OTHER MATTERS

Management does not know of any other matters to be brought before the meeting other than those referred to above.  If any matters which are not specifically set forth in the form of proxy appointment and this Proxy Statement properly come before the meeting, the persons appointed as proxies will vote thereon in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Proposals of shareholders of the Company, made pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, intended to be presented for consideration at the 2012 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive offices on or before November 16, 2011 in order to be included in the Company’s Proxy Statement and Form of Proxy Appointment relating to the 2012 Annual Meeting of Shareholders.

Any other matter proposed by shareholders to be discussed at the 2012 Annual Meeting of Shareholders may be so discussed if (i) the proposal is received by the Company on or before January 30, 2012 and (ii) the Company in its sole discretion and in accordance with applicable law, approves discussion of the matter at the 2012 Annual Meeting of Shareholders.  Any shareholder proposal not received prior to January 30, 2012 will be considered untimely and, if such proposal is nonetheless presented at the 2012 Annual Meeting of Shareholders, then the proxy holders will be able to vote your shares on any such proposal to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.

INFORMATION INCORPORATED BY REFERENCE

The Company’s financial statements and other financial information for the fiscal year ended December 31, 2010, may be found in the Company’s 2010 Annual Report, which has been made available to all shareholders. The 2010 Annual Report does not form any part of the material for the solicitation of proxies.

ANY SHAREHOLDER WHO HAS NOT RECEIVED A COPY OF OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES AS FILED WITH THE SEC SHALL BE FURNISHED A COPY WITHOUT CHARGE UPON WRITTEN REQUEST. PLEASE DIRECT YOUR WRITTEN REQUEST TO THE CORPORATE SECRETARY, ASTEC INDUSTRIES, INC. AT 1725 SHEPHERD ROAD, CHATTANOOGA, TENNESSEE 37421.

APPENDIX A

ASTEC INDUSTRIES, INC.
2011 INCENTIVE PLAN

ASTEC INDUSTRIES, INC.
2011 INCENTIVE PLAN

ARTICLE 1
PURPOSE

1.1.           GENERAL.  The purpose of the Astec Industries, Inc. 2011 Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Astec Industries, Inc. (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.  Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2
DEFINITIONS

2.1.           DEFINITIONS.  When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context.  The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Dividend Equivalents, Other Stock-Based Awards, Performance-Based Cash Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.  Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan.  The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d) “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e) “Board” means the Board of Directors of the Company.

1

(f) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: gross neglect of duty, prolonged absence from duty without the consent of the Company, material breach by the Participant of any published Company code of conduct or code of ethics; intentionally engaging in activity that is in conflict with or adverse to the business or other interests of the Company; or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.  The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(g) “Change in Control” means and includes the occurrence of any one of the following events but shall specifically exclude a Public Offering:

(i)           during any consecutive 12-month period, individuals who, at the beginning of such period, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the beginning of such 12-month period and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii)           any Person becomes a Beneficial Owner, directly or indirectly, of either (A) 35% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

2

(iii)           the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 35% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no Person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)           approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time.  For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(i) “Committee” means the committee of the Board described in Article 4.

(j) “Company” means Astec Industries, Inc., a Tennessee corporation, or any successor corporation.

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(k) “Continuous Service” means the absence of any interruption or termination of service as an employee, officer, director or consultant of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations.  Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, or (iii) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.  Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(l) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(m) “Deferred Stock Unit” means a right granted to a Participant under Article 10 to receive Shares of Stock (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(n) “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer.  If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code.  In the event of a dispute, the determination of whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

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(o) “Dividend Equivalent” means a right granted to a Participant under Article 12.

(p) “Effective Date” has the meaning assigned such term in Section 3.1.

(q) “Eligible Participant” means an employee (including a leased employee), officer, director or consultant of the Company or any Affiliate.

(r) “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(s) “Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on the principal such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(t) “Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(u) “Good Reason” has the meaning, if any, assigned such term in the employment, consulting, severance or similar agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Certificate.  If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.

(v) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process.  Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(w) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(x) “Independent Directors” means those members of the Board of Directors who qualify at any given time as “independent” directors under Nasdaq Marketplace Rule 4200, “non-employee” directors under Rule 16b-3 of the 1934 Act, and “outside” directors under Section 162(m) of the Code.

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(y) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(z) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(aa) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods.  An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(bb) “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(cc) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(dd) “Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(ee) “Performance Award” means Performance Shares or Performance Units or Performance-Based Cash Awards granted pursuant to Article 9.

(ff) “Performance-Based Cash Award” means a right granted to a Participant under Article 9 to a cash award to be paid upon achievement of such performance goals as the Committee establishes with regard to such Award.

(gg) “Performance Share” means any right granted to a Participant under Article 9 to a unit to be valued by reference to a designated number of Shares to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

(hh) “Performance Unit” means a right granted to a Participant under Article 9 to a unit valued by reference to a designated amount of cash or property other than Shares, to be paid to the Participant upon achievement of such performance goals as the Committee establishes with regard to such Performance Unit.

(ii) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(jj) “Plan” means the Astec Industries, Inc. 2011 Incentive Plan, as amended from time to time.

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(kk) “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 11.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(ll) “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 11.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(mm) “Restricted Stock” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(nn) “Restricted Stock Unit” means the right granted to a Participant under Article 10 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(oo) “Retirement” means a Participant’s termination of employment with the Company or an Affiliate with the Committee’s approval after attaining any normal retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company, or, in the event of the inapplicability thereof with respect to the Participant in question, as determined by the Committee in its reasonable judgment.

(pp) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(qq) “Shares” means shares of the Company’s Stock.  If there has been an adjustment or substitution pursuant to Section 15.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 15.

(rr) “Stock” means the $0.20 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(ss) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(tt) “Subsidiary” means any corporation, limited liability company, partnership or other entity, domestic or foreign, of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

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(uu) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(vv) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN

3.1.           EFFECTIVE DATE.  Subject to the approval of the Plan by the Company’s shareholders within 12 months after the Plan’s adoption by the Board, the Plan will become effective on the date that it is adopted by the Board (the “Effective Date”).

3.2.           TERMINATION OF PLAN.  Unless earlier terminated as provided herein, the Plan shall continue in effect until the tenth anniversary of the Effective Date or, if the shareholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval.  The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan.  Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the Effective Date.
ARTICLE 4
ADMINISTRATION

4.1.           COMMITTEE.  The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board.  It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award.  However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.  The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.  Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan.  The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes.  To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.  To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.  Notwithstanding any of the foregoing, grants of Awards to Non-Employee Directors under the Plan shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors that is approved and administered by a committee of the Board consisting solely of Independent Directors.

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4.2.           ACTIONS AND INTERPRETATIONS BY THE COMMITTEE.  For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan.  The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan.  No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3.           AUTHORITY OF COMMITTEE.  Except as provided in Section 4.1 and 4.5 hereof, the Committee has the exclusive power, authority and discretion to:

(a)	Grant Awards;

(b)	Designate Participants;

 (c)           Determine the type or types of Awards to be granted to each Participant;

 (d)           Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

 (e)           Determine the terms and conditions of any Award granted under the Plan;

 (f)           Prescribe the form of each Award Certificate, which need not be identical for each Participant;

 (g)           Decide all other matters that must be determined in connection with an Award;

 (h)           Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

 (i)           Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

 (j)           Amend the Plan or any Award Certificate as provided herein; and

 (k)           Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

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Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

4.4.           DELEGATION.

(a)           Administrative Duties.  The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.

(b)           Special Committee.  The Board may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award.  The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.5.           INDEMNIFICATION.  Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with this Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1.           NUMBER OF SHARES.  Subject to adjustment as provided in Sections 5.2 and Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 700,000, plus a number of additional Shares (not to exceed 100,000) underlying awards outstanding as of the Effective Date under the Company’s 2006 Incentive Plan (the “Prior Plan”) that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason.  The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 700,000.  From and after the Effective Date, no further awards shall be granted under the Prior Plan and the Prior Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding.

5.2.           SHARE COUNTING.  Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve in accordance with this Section 5.2.
(a)         To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(b)         Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(c)         Shares withheld or repurchased from an Award or delivered by a Participant to satisfy minimum tax withholding requirements will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(d)         If the exercise price of an Option is satisfied in whole or in part by delivering Shares to the Company (by either actual delivery or attestation), only the number of Shares so tendered (by delivery or attestation) shall be added to the Plan shares reserve and will be available for issuance pursuant to Awards granted under the Plan.

 (e)         To the extent that the full number of Shares subject to an Option or SAR is not issued upon exercise of the Option or SAR for any reason, including by reason of net-settlement of the Award, the unissued Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to other Awards granted under the Plan.

(f)           To the extent that the full number of Shares subject to a Full Value Award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

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(g)         Substitute Awards granted pursuant to Section 14.11 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

(h)         Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.

5.3.           STOCK DISTRIBUTED.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4.           LIMITATION ON AWARDS.  Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 15):

(a)         Options.  The maximum aggregate number of Shares subject to Options granted under the Plan in any 12-month period to any one Participant shall be 150,000.

(b)         SARs.  The maximum number of Shares subject to Stock Appreciation Rights granted under the Plan in any 12-month period to any one Participant shall be 150,000.

(c)         Restricted Stock or Restricted Stock Units.  The maximum aggregate number of Shares underlying Awards of Restricted Stock or Restricted Stock Units under the Plan in any 12-month period to any one Participant shall be 150,000.

(d)         Other Stock-Based Awards.  The maximum aggregate grant with respect to Other Stock-Based Awards under the Plan in any 12-month period to any one Participant shall be 150,000 Shares.

(e)         Cash-Based Awards.  The maximum aggregate amount that may be paid with respect to cash-based Awards under the Plan to any one Participant in any fiscal year of the Company shall be $1,000,000.

5.5.           MINIMUM VESTING REQUIREMENTS.  Except in the case of substitute Awards granted pursuant to Section 14.11, Full-Value Awards granted under the Plan to an Eligible Participant shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation.  Notwithstanding the foregoing, (i) the Committee may permit and authorize acceleration of vesting of such Full-Value Awards in the event of the Participant’s death, Disability, or Retirement, or the occurrence of a Change in Control (subject to the requirements of Article 11 in the case of Qualified Performance-Based Awards), and (ii) the Committee may grant Full-Value Awards without the above-described minimum vesting requirements, or may permit and authorize acceleration of vesting of Full-Value Awards otherwise subject to the above-described minimum vesting requirements, with respect to Awards covering 10% or fewer of the total number of Shares authorized under the Plan.

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ARTICLE 6
ELIGIBILITY

6.1.           GENERAL.  Awards may be granted only to Eligible Participants.  Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.  Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7
STOCK OPTIONS

7.1.           GENERAL.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)           EXERCISE PRICE.  The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.11) shall not be less than the Fair Market Value as of the Grant Date.

(b)           PROHIBITION ON REPRICING.  Except as otherwise provided in Section 15.1, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

(c)           TIME AND CONDITIONS OF EXERCISE.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e). including a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding.  The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d)           PAYMENT.  The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants.  As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made in, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (iv) any other “cashless exercise” arrangement.

(e)           EXERCISE TERM.  Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

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(f)           NO DEFERRAL FEATURE.  No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g)           NO DIVIDEND EQUIVALENTS.  No Option shall provide for Dividend Equivalents.

7.2.           INCENTIVE STOCK OPTIONS.  The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code.  Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years.  If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1.           GRANT OF STOCK APPRECIATION RIGHTS.  The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a)           RIGHT TO PAYMENT.  Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1)             The Fair Market Value of one Share on the date of exercise; over

(2)             The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b)           PROHIBITION ON REPRICING.  Except as otherwise provided in Section 15.1, the base price of a SAR may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

(c)           TIME AND CONDITIONS OF EXERCISE.  The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, including a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding.  Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

(d)           NO DEFERRAL FEATURE.  No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

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(e)           NO DIVIDEND EQUIVALENTS.  No SAR shall provide for Dividend Equivalents.

(f)           OTHER TERMS.  All awards of Stock Appreciation Rights shall be evidenced by an Award Certificate.  Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement (e.g., cash, Shares or other property), and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Certificate.

ARTICLE 9
PERFORMANCE AWARDS

9.1.           GRANT OF PERFORMANCE AWARDS.  The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee.  Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3.  All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

9.2.           PERFORMANCE GOALS.  The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee.  Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate.  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate.  If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee.  The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

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ARTICLE 10
RESTRICTED STOCK, RESTRICTED STOCK UNITS
AND DEFERRED STOCK UNITS

10.1.           GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS.  The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee.  An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

10.2.           ISSUANCE AND RESTRICTIONS.  Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock).  These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.  Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards.

10.3           DIVIDENDS ON RESTRICTED STOCK.  In the case of Restricted Stock, the Committee may provide that ordinary cash dividends declared on the Shares before they are vested (i) will be forfeited, (ii) will be deemed to have been reinvested in additional Shares or otherwise reinvested (subject to Share availability under Section 5.1 hereof), or (iii) in the case of Restricted Stock that is not subject to performance-based vesting, will be paid or distributed to the Participant as accrued (in which case, such dividends must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to shareholders, or (B) the first calendar year in which the Participant’s right to such dividends is no longer subject to a substantial risk of forfeiture).  Unless otherwise provided by the Committee, dividends accrued on Shares of Restricted Stock before they are vested shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any dividends accrued with respect to forfeited Restricted Stock will be reconveyed to the Company without further consideration or any act or action by the Participant.

10.4.           FORFEITURE.  Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

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10.5.           DELIVERY OF RESTRICTED STOCK.  Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant.  If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11
QUALIFIED PERFORMANCE-BASED AWARDS

11.1.           OPTIONS AND STOCK APPRECIATION RIGHTS.  The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.

11.2.           OTHER AWARDS.  When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption.  If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:
•	Revenue (premium revenue, total revenue or other revenue measures)
•	Sales
•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)
•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)
•	Net income (before or after taxes, operating income or other income measures)
•	Cash (cash flow, cash generation or other cash measures)
•	Stock price or performance
•	Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)
•	Economic value added
•	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);
•	Market share
•	Improvements in capital structure
•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)
•	Business expansion (acquisitions)
•	Internal rate of return or increase in net present value
•	Working capital targets relating to inventory and/or accounts receivable;
•	Safety standards; and
•	Strategic plan development and implementation

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Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate.  Any member of a comparator group or an index that ceases to exist during a measurement period shall be disregarded for the entire measurement period.  Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

11.3.           PERFORMANCE GOALS.  Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death or Disability, or (ii) the occurrence of a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period.  In addition, the Committee has the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

11.4.           INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA.  The Committee may provide in any Qualified Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses.  To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

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11.5.           CERTIFICATION OF PERFORMANCE GOALS.  Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 11.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.  Except as specifically provided in Section 11.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

11.6.           AWARD LIMITS.  Section 5.4 sets forth (i) the maximum number of Shares that may be granted in any one-year period to a Participant in designated forms of stock-based Awards, and (ii) the maximum aggregate dollar amount that may be paid with respect to cash-based Awards under the Plan to any one Participant in any fiscal year of the Company.

ARTICLE 12
DIVIDEND EQUIVALENTS

12.1.           GRANT OF DIVIDEND EQUIVALENTS.  The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee.  Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee.  The Committee may provide that Dividend Equivalents (i) will be deemed to have been reinvested in additional Shares or otherwise reinvested, or (ii) except in the case of Performance Awards, will be paid or distributed to the Participant as accrued (in which case, such Dividend Equivalents must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to shareholders, or (B) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture).  Unless otherwise provided by the Committee, Dividend Equivalents accruing on unvested Full-Value Awards shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant.

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ARTICLE 13
STOCK OR OTHER STOCK-BASED AWARDS

13.1.           GRANT OF STOCK OR OTHER STOCK-BASED AWARDS.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation (but subject to the last sentence of Section 5.5) Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries.  The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14
PROVISIONS APPLICABLE TO AWARDS

14.1.           TERM OF AWARDS.  The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option or a Stock Appreciation Right exceed a period of ten years from its Grant Date.

14.2.           AWARD CERTIFICATES.  Each Award shall be evidenced by an Award Certificate.  Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

14.3.           FORM OF PAYMENT FOR AWARDS.  At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine.  In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions.  Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

14.4.           LIMITS ON TRANSFER.  No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate.  No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

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14.5.           BENEFICIARIES.  Notwithstanding Section 14.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee.  If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate.  Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Committee.

14.6.           STOCK TRADING RESTRICTIONS.  All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.  The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.7.           ACCELERATION UPON DEATH, DISABILITY OR RETIRMENT.  Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the termination of a person’s Continuous Service by reason of death, Disability or Retirement:

  (i)           all of that Participant’s outstanding Options and SARs shall become fully exercisable, and shall thereafter remain exercisable for a period of one (1) year or until the earlier expiration of the original term of the Option or SAR;

      (ii) all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse as of the date of termination; and

  (iii)           the payout opportunities attainable under all of that Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination as follows:

(A)           if the date of termination occurs during the first half of the applicable performance period, all relevant performance goals will be deemed to have been achieved at the “target” level, and

(B)           if the date of termination occurs during the second half of the applicable performance period, the actual level of achievement of all relevant performance goals against target will be measured as of the end of the calendar quarter immediately preceding the date of termination, and

(C) in either such case, there shall be a prorata payout to the Participant or his or her estate within sixty (60) days following the date of termination (unless a later date is required by Section 17.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination.

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To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.8.           EFFECT OF A CHANGE IN CONTROL.  The provisions of this Section 14.8 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award.

(a)           Awards not Assumed or Substituted by Surviving Entity.  Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options or SARs shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target measured as of the date of the Change in Control, if the Change in Control occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to Participants within sixty (60) days following the Change in Control (unless a later date is required by Section 17.3 hereof), based upon the length of time within the performance period that has elapsed prior to the Change in Control.  Any Options or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate.  To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

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(b)           Awards Assumed or Substituted by Surviving Entity.  With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within one year after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options or SARs shall become fully exercisable, (ii) all time-based vesting restrictions on any outstanding Awards shall lapse, and (iii) the payout level under all of that Participant’s performance-based Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target (measured as of the end of the calendar quarter immediately preceding the date of termination), if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to such Participant within sixty (60) days following the date of termination of employment (unless a later date is required by Section 17.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination of employment.  With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason.  Any Options or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate.  To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.9.           ACCELERATION FOR OTHER REASONS.  Regardless of whether an event has occurred as described in Section 14.7 or 14.8 above, and subject to Section 5.5 as to Full-Value Awards and Article 11.3 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant for any reason, or the occurrence of a Change in Control, all or a portion of such Participant’s Options or SARs shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare.  The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.9.

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14.10.           FORFEITURE EVENTS.  The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.

14.11.           SUBSTITUTE AWARDS.  The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation.  The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 15
CHANGES IN CAPITAL STRUCTURE

15.1.           MANDATORY ADJUSTMENTS.  In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.  Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable.  Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A.  Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

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15.2           DISCRETIONARY ADJUSTMENTS.  Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing.  The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.3           GENERAL.  Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2.  To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16
AMENDMENT, MODIFICATION AND TERMINATION

16.1.           AMENDMENT, MODIFICATION AND TERMINATION.  The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to shareholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

16.2.           AWARDS PREVIOUSLY GRANTED.  At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)           Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

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(b)           The original term of an Option or SAR may not be extended without the prior approval of the shareholders of the Company;

(c)           Except as otherwise provided in Article 15, the exercise price of an Option or base price of a SAR may not be reduced, directly or indirectly, without the prior approval of the shareholders of the Company; and

(d)           No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby.  An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

16.3.           COMPLIANCE AMENDMENTS.  Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder.  By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 17
GENERAL PROVISIONS

17.1.           RIGHTS OF PARTICIPANTS.

(a)           No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan.  Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b)           Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as an employee, officer, or director of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c)           Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or an of its Affiliates.

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(d)           No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.2.           WITHHOLDING.  The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan.  The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.  Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.  All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

17.3.           SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a)           General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code.  The Plan and all Award Certificates shall be construed in a manner that effects such intent.  Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed.  Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b)           Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event,” “disability” or “separation from service,” as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition).  This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined.  If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change in Control, Disability or separation from service, as applicable, as applicable.

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(c)           Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Chief Financial Officer) shall determine which Awards or portions thereof will be subject to such exemptions.

(d)           Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant's death) (in either case, the “Required Delay Period”); and

(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder; provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(e)           Installment Payments.  If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment.  For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

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(f)           Timing of Release of Claims.  Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within 60 days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited.  If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period.  If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (c) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period.  In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

(g)           Permitted Acceleration.  The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. section 1.409A-3(j)(4).

17.4.           UNFUNDED STATUS OF AWARDS.  The Plan is intended to be an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.  In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards.  This Plan is not intended to be subject to ERISA.

17.5.           RELATIONSHIP TO OTHER BENEFITS.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.  Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

17.6.           EXPENSES.  The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.7.           TITLES AND HEADINGS.  The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.8.           GENDER AND NUMBER.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

29

17.9.           FRACTIONAL SHARES.  No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.10.           GOVERNMENT AND OTHER REGULATIONS.

(a)           Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)           Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee.  Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements.  The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled.  The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.11.           GOVERNING LAW.  To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Tennessee.

17.12. SEVERABILITY. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

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17.13.           NO LIMITATIONS ON RIGHTS OF COMPANY.  The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.  The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person.  If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

The foregoing is hereby acknowledged as being the Astec Industries, Inc.  2011 Incentive Plan as adopted by the Board on February 25, 2011 and by the shareholders on _____________, 2011.

Astec Industries, Inc.

By:  __________________________

Its: ___________________________

31

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on April 28, 2011.

ASTEC INDUSTRIES, INC.	Meeting Information Meeting Type: Annual Meeting For holders as of: February 17, 2011 Date: April 28, 2011 Time: 10:00 EDT Location: Astec, Inc. 8101 Jerome Ave. Chattanooga, Tennessee

ASTEC INDUSTRIES, INC. ATTN: STHEPHEN C. ANDERSON 1725 SHEPHERD ROAD CHATTANOOGA, TN 37421
You are receiving this communication because you hold shares in the above named company.

This is not a ballot.  You cannot use this notice to vote these shares.  This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions

-----Before You Vote-----
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT           ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:                                   www.proxyvote.com
2) BY TELEPHONE:                                   1-800-579-1639
3) BY E-MAIL*:                          sendmaterial@proxyvote.com
*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 14, 2011 to facilitate timely delivery.

-----How To Vote-----
Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

   The  Board  of Directors  recommends
that you vote  for FOR all nominees on
the following   proposal:

1.	To elect as directors the nominees listed below:
    Nominees:
   01)    William D. Gehl
   02)    Phillip E. Casey
   03)    William G. Dorey

The Board of Directors recommends you vote FOR the following proposal:

2.      To approve the compensation of the Company's named executive officers.

The Board of Directors recommends you vote for 1 YEAR on the following proposal:

3.  To recommend the frequency with which shareholder approval of the compensation of the Company's named executive officers is solicited.

    The Board of Directors recommends you vote FOR the following proposals:

4.      To approve the 2011 Incentive Plan

    5.      To ratify the appointment of Ernst & Young LLP as the Company's  independent registered public accounting firm for fiscal year 2011

ASTEC INDUSTRIES, INC. ATTN: STEPHEN C. ANDERSON 1725 SHEPHERD ROAD CHATTANOOGA, TN 37421
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting  date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent  to receiving all future proxy statements,  proxy cards and  annual  reports electronically via e-mail or the  Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted,  indicate that you agree to receive or access proxy materials electronically in future  years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until
11:59  P.M. Eastern  Time the day before the cut-off date or meeting date.
Have your proxy card in hand when  you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid  envelope we have provided or return  it to Vote Processing, c/o Broadridge, 51 Mercedes  Way,
Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone,  you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                           KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.          DETACH AND RETURN THIS PORTION ONLY

  ASTEC INDUSTRIES, INC.
    Vote on Proposal  1:
The Board  of Directors  recommends that you
vote FOR all nominees  on the following   proposal:

1.      To elect as directors the nominees listed below:
Nominees:
01)    William D. Gehl
02)    Phillip E. Casey
03)    William G. Dorey

Vote on Proposal  2:
The Board of Directors  recommends you  vote
FOR the following proposal:

2.  To approve the compensation of the Company's
 named executive officers.

Vote on Proposal  3:
The Board of Directors  recommends you  vote for
1 YEAR on the following proposal:

3.  To recommend the frequency with which shareholder approval of the compensation of the Company's named executive officers is solicited.
For Withhold For All All All Except □ □ □ For Against Abstain □ □ □ 1 Year 2 Years 3 Years Abstain □ □ □ □
    To  withhold  authority  to  vote  for any individual
     nominee(s),  mark “For All Except” and  write the
     number(s) of the nominee(s) on the line below.

    __________________________________________

    Vote on Proposal  4:
    The Board  of Directors recommends you  vote FOR the
    following proposal:

    4.  To approve  the 2011  Incentive Plan.

    Vote on Proposal  5:
    The Board  of Directors recommends you  vote FOR the
    following   proposal:

    5.  To ratify the  appointment of Ernst & Young LLP as the
    Company's independent  registered public accounting firm
    for fiscal year 2011.
For Against Abstain □ □ □ For Against Abstain □ □ □

   For address changes and/or comments, please check this box and write them                              □
   on the back where indicated.

(NOTE: Please sign exactly as your name(s) appear(s) hereon.  All holders must  sign.
When signing as attorney,  executor,  administrator,  or other  fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation,  please sign in full corporate  name  by authorized  officer. If a partnership,  please sign in partnership name  by authorized  person.)

_____________________________________________
[____________________________________________]       ________________________
Signature [PLEASE SIGN WITHIN BOX                   Date

           The shares  represented   by this proxy, when  properly  executed,  will be  voted  in the manner  directed  herein by the undersigned  Shareholder(s).  If no direction  is made, this proxy will be voted  FOR proposals  1, 2, 4 and 5 and 1 Year for proposal  3 . If any other  matters  properly come before  the meeting,  the person  named  in this proxy will vote in their discretion.
    __________________________________
    [_________________________________]    ___________________________
    Signature (Joint Owners)              Date

You can now access  your ASTEC INDUSTRIES, INC. account  online.

Access your Astec Industries, Inc. shareholder  account  online via Investor ServiceDirect® (ISD).

The transfer  agent  for Astec Industries,  Inc. now  makes  it easy and  convenient  to  get  current  information  on  your shareholder  account.

• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN
Visit us on the web at http://www.bnymellon.com/shareowner

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern  Time

Important  Notice  Regarding  the Availability  of Proxy Materials  for the Annual Meeting:
The Notice and Proxy Statement  and Annual Report are available at www.proxyvote.com.

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
 FOLD AND DETACH HERE

ASTEC INDUSTRIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
APRIL 28, 2011

The undersigned  hereby appoints J. Don Brock and Stephen C. Anderson and each of them, with individual power of substitution, proxies to vote all shares of the Common  Stock of Astec Industries, Inc. (the "Company")  that the undersigned  may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held in Chattanooga,   Tennessee on April 28, 2011, and at any adjournment  thereof,  as listed on the reverse side.

For participants  in the Company's  401(k) Retirement Plan, as amended  and restated  effective as of January 1, 2006 ("Plan"), this card also provides voting instructions to the Trustee under the Plan for the undersigned's  allowable portion, if any, of the total number  of shares of Common  Stock of the Company held by such Plan as indicated  on the reverse side hereof.  These voting instructions are solicited and will be carried out in accordance  with the applicable provisions of the Plan.

THIS PROXY, WHEN PROPERLY EXECUTED,   WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S).     IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES  LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS; FOR PROPOSALS  2, 4 AND 5; FOR 1 YEAR FOR PROPOSAL 3; AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL  MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address  Changes/Comments: _______________________________________________________________________________
_______________________________________________________________________________________________________

                               (If you noted  any Address Changes/Comments   above,  please mark corresponding  box on the reverse side.)

                                                CONTINUED AND TO BE SIGNED ON REVERSE SIDE